Exhibit 99.1
EXECUTION VERSION

REVOLVING CREDIT AGREEMENT
dated as of May 28, 2010
among
AMSURG CORP.
as Borrower
and
SUNTRUST BANK
as Administrative Agent
and
REGIONS BANK
and
BANK OF AMERICA, N.A.
as Co-Syndication Agents
and
JPMORGAN CHASE BANK, N.A.
and
U.S. BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents
and
THE LENDERS FROM
TIME TO TIME A PARTY HERETO

SUNTRUST ROBINSON HUMPHREY, INC.
REGIONS CAPITAL MARKETS,
a division of Regions Bank
and
BANC OF AMERICA SECURITIES LLC
as Joint Lead Arrangers and Book Managers

i

(continued)

(continued)

(continued)

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A — Revolving Credit Note
Exhibit B — Assignment and Acceptance
Exhibit C — Subsidiary Guarantee Agreement
Exhibit D — Indemnity, Subrogation and Contribution Agreement
Exhibit E — Acquisition Approval Letter
Exhibit F — Acquisition Information Package
Exhibit G — Acquisition Pro Forma
Exhibit H — Swingline Note

Schedules

Schedule 1.1(a) Existing Letters of Credit
Schedule 1.1(b) Revolving Commitments
Schedule 2.3 — Notice of Revolving Borrowing
Schedule 2.7 — Form of Conversion/Continuation
Schedule 3.1(c)(vii) — Form of Secretary’s Certificate
Schedule 4.5 — Litigation and Environmental Matters
Schedule 4.14 — Subsidiaries
Schedule 5.1(c) — Compliance Certificate
Schedule 7.1 — Outstanding Indebtedness
Schedule 7.2 — Existing Liens
Schedule 7.4 — Existing Investments
Schedule 7.8 — Restrictive Agreements

v

REVOLVING CREDIT AGREEMENT
          THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of May 28, 2010, by and among AMSURG CORP., a Tennessee corporation (“Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent” or “Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, certain lenders and SunTrust Bank, as administrative agent, are parties to that certain Third Amended and Restated Revolving Credit Agreement dated as of July 28, 2006 (as amended or otherwise modified through the date hereof, the “Existing Credit Agreement”);
     WHEREAS, Borrower has requested that the Lenders, the Issuing Bank and the Swingline Lender establish a $375,000,000 revolving credit facility in favor of Borrower to refinance the Existing Credit Agreement and for the other purposes permitted herein;
     WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the Issuing Bank and the Swingline Lender are willing to establish the requested revolving credit facility, letter of credit subfacility and the swingline subfacility in favor of Borrower.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender agree as follows:
ARTICLE I
DEFINITIONS; CONSTRUCTION
          Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
     “Acquisition” shall mean the acquisition by Borrower of a controlling ownership interest in any existing ambulatory surgery center(s), through the formation of a Subsidiary or otherwise.
     “Acquisition Approval Letter” shall mean a letter executed by Borrower, the Administrative Agent and the Required Lenders pursuant to Section 7.13(b) in the form of Exhibit E.
     “Acquisition Information Package” shall mean information delivered by Borrower to Administrative Agent and Lenders pursuant to Section 7.13(a) and (b) in the form of Exhibit F.
     “Acquisition Pro Forma”, as used in Exhibit F hereto, shall mean a pro forma statement in the form of and containing the information shown on Exhibit G hereto.
     “Additional Commitment Amount” shall have the meaning set forth in Section 2.23(a).

     “Additional Covenant” shall mean any affirmative or negative covenant or similar restriction that is contained in any of the Private Placement Documents and is applicable to any Loan Party (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Articles V, VI or VII of this Agreement, or related definitions in Section 1.1 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Private Placement Indebtedness (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Articles V, VI or VII of this Agreement, or related definitions in Section 1.1 of this Agreement.
     “Additional Default” shall mean any provision contained in any Private Placement Document which permits the holder or holders of the Private Placement Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires any Loan Party to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Article VIII of this Agreement, or related definitions in Section 1.1 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of the Private Placement Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Article VIII of this Agreement, or related definitions in Section 1.1 of this Agreement.
     “Additional Lender” shall have the meaning set forth in Section 2.23(b).
     “Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.
     “Administrative Agent” or “Agent” shall have the meaning assigned to such term in the introductory paragraph hereof and any successor appointed pursuant to the provisions of Section 9.7 herein.
     “Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by each Lender.
     “Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.
     “Aggregate Revolving Commitments” shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. As of the date hereof, the Aggregate Revolving Commitments equal $375,000,000.

     “Agreement” shall mean this Revolving Credit Agreement (including all exhibits hereto), as the same may be amended, restated, modified, or supplemented from time to time in accordance with the terms hereof.
     “Ancillary Credit Exposure” shall mean, collectively, all Hedging Obligations owed to Hedge Providers and all Bank Product Obligations owed to Bank Product Providers, including all agreements related thereto, in each case if and only for so long as all security therefor also secures all amounts owed under the Loan Documents.
     “Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
     “Applicable Margin” shall mean, as of any date, with respect to the Letter of Credit Fee, the Commitment Fee and all Revolving Loans outstanding on such date, a percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date in accordance with the table set forth immediately below, provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers the financial statements required by Section 5.1(a) or Section 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level V as set forth immediately below until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending June 30, 2010 are required to be delivered shall be at Level III as set forth immediately below.

		Applicable	Applicable
		Margin for	Margin for
Pricing	Leverage	Eurodollar	Base Rate	Commitment	Letter of
Level	Ratio	Loans	Loans	Fees	Credit Fees
I	Less than 1.50:1.00	2.25%	1.25%	0.25%	2.25%

II	Less than 2.00:1.00	2.50%	1.50%	0.375%	2.50%
	but greater than or equal to 1.50:1.00

III	Less than 2.50:1.00	2.75%	1.75%	0.50%	2.75%
	but greater than or equal to 2.00:1.00

		Applicable	Applicable
		Margin for	Margin for
Pricing	Leverage	Eurodollar	Base Rate	Commitment	Letter of
Level	Ratio	Loans	Loans	Fees	Credit Fees
IV	Less than 3.00:1.00	3.00%	2.00%	0.50%	3.00%
	but greater than or equal to 2.50:1.00

V	Greater than or	3.50%	2.50%	0.625%	3.50%
	equal to 3.00:1.00
     “Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” shall mean, collectively, SunTrust Robinson Humphrey, Inc., Regions Capital Markets, a division of Regions Bank, and Banc of America Securities LLC.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.
     “Availability Period” shall mean the period from the Closing Date to the Maturity Date.
     “Bank Product Amount” shall have the meaning set forth in the definition of “Bank Product Provider”.
     “Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of the Loan Parties to Bank Product Providers incurred with respect to Bank Products.
     “Bank Product Provider” means any Person that, at the time it provides any Bank Products to any Loan Party, (i) is a Lender or an Affiliate of a Lender, (ii) has been designated by the Borrower in writing to the Administrative Agent as a “Bank Product Provider” under this Agreement and (iii) in a writing executed by such Person and the Borrower has provided the Administrative Agent with (x) a description of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.4 shall be deemed to include such Bank Product Provider, and in no event shall the approval of any such Person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent in the Collateral. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable

Bank Product Provider and the Borrower. No Bank Product Amount may be established at any time that a Default or Event of Default exists.
     “Bank Products” shall mean, collectively, any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit card (including purchasing card and commercial card), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.
     “Base Rate” shall mean the highest of (i) the per annum rate which the Administrative Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate. Each change in any of the rates described above in this definition shall be effective from and including the date such change is announced as being effective.
     “Base Rate Borrowing” shall mean a Borrowing with interest accruing on said Borrowing at the Base Rate, as elected by Borrower.
     “Base Rate Loan” shall mean a Loan with interest accruing on said Loan at the Base Rate, as elected by Borrower.
     “Borrower” shall have the meaning in the introductory paragraph hereof.
     “Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
     “Breach” means a breach of unsecured Protected Health Information under 45 C.F.R. Part 164, Subpart D.
     “Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Nashville, Tennessee or Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are open for dealings in dollar deposits in the London interbank market.
     “Capital Expenditures” shall mean for any period, without duplication, (i) all expenditures for property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth as capital expenditures on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.
     “Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars (in amounts, unless otherwise specified herein, equal to 100% of such obligations), with a depository institution, and pursuant to documentation in form and substance, reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).
     “Change in Control” means the occurrence of one or more of the following events: (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or (ii) individuals who at the beginning of this Agreement were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors of Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors.
     “Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.17(b), by the parent corporation of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     “Claim” means any action, suit, claim, lawsuit, demand, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.
     “Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.
     “Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.
     “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
     “Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
     “Collateral Agent” shall mean SunTrust Bank, together with any successors or assigns, in its capacity as “Collateral Agent” under and as defined in the Intercreditor Agreement.
     “Commitment” shall mean a Revolving Commitment and the Swingline Commitment or any combination thereof (as the context shall permit or require).
     “Commitment Fee” shall have the same meaning set forth in Section 2.13(b).
     “Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of Borrower in form and substance (including certifications therein) reasonably satisfactory to the Administrative Agent.
     “Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period).
     “Consolidated Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.
     “Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (1) any gains attributable to write-ups of assets, (2) any equity interest of the Borrower or any Subsidiary in the unremitted earnings of any Non-Consolidated Entity and (3) any extraordinary gains or losses.

     “Consolidated Net Worth” shall mean, as of any date, (a) the total assets of the Borrower and its Subsidiaries that would be reflected as such on the Borrower’s consolidated balance sheet as of such date prepared in accordance with GAAP, minus (b) the sum of (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower’s consolidated balance sheet as of such date prepared in accordance with GAAP, (ii) Non-Controlling Interests, and (iii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP. For purposes of determining Consolidated Net Worth, any non-cash charges taken for the impairment of goodwill in accordance with FASB ASC 350 shall be excluded.
     “Consolidated Statements of Earnings” shall mean the consolidated statements of earnings provided by Borrower to the Administrative Agent as part of its consolidated balance sheets delivered pursuant to Section 5.1 herein.
     “Consolidated Statements of Operations Data” shall mean such information delivered by Borrower pursuant to Section 5.1(e) hereof setting forth information on the operations of the developed surgery centers and related activities for the Borrower and its Subsidiaries all in a format reasonably acceptable to the Administrative Agent.
     “Consolidated Total Debt” shall mean, as of any date, all Indebtedness of the Borrower and its Subsidiaries measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in subsection (x) of the definition thereto.
     “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have meanings correlative thereto.
     “Debt Basket Amount” means Indebtedness of the Borrower or its Subsidiaries not to exceed an aggregate principal amount of $40,000,000, which total permitted amount shall be increased each calendar year during the term of this Agreement by $5,000,000, and for clarity, the total Debt Basket Amount shall not exceed: (i) for the period from the Closing Date through May 27, 2011, $40,000,000; (ii) for the period from May 28, 2011 through May 27, 2012, $45,000,000; (iii) for the period from May 28, 2012 through May 27, 2013, $50,000,000; (iv) for the period from May 28, 2013 through May 27, 2014, $55,000,000; and (v) for the period from May 28, 2014 through May 27, 2015, $60,000,000.
     “Debt Issuance” means unsecured Indebtedness of Borrower or any consolidated Subsidiary in the form of senior notes or other publicly or privately placed Indebtedness.
     “Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
     “Default Interest” shall have the meaning set forth in Section 2.12(c).

     “Default Rate” shall be applicable after any Event of Default has occurred and is continuing, and shall mean that the otherwise then applicable rates and any letter of credit fees shall be increased by two percent (2%) per annum; provided that, for any Eurodollar Loan, at the end of the applicable Interest Period, interest shall accrue at the Base Rate plus the Applicable Margin plus two percent (2%) per annum.
     “Defaulting Lender” shall mean, at any time, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to the Issuing Bank in respect of a Letter of Credit and/or make a payment to the Swingline Lender in respect of a Swingline Loan (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder or has defaulted on its funding obligations under any other loan agreement, credit agreement or similar or other financing agreement unless such Lender’s failure is based on such Lender’s reasonable and good faith determination that the conditions precedent to funding such obligation have not been satisfied and such Lender has notified the Administrative Agent in writing of the same, (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder , or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.
     “Developed Center Information Package” shall mean such information delivered pursuant to Section 5.1(f) hereof setting forth information on Borrower’s surgery centers under development all in a format reasonably acceptable to the Administrative Agent.
     “Disposition” (or similar words such as “Dispose”) shall mean any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or any Subsidiaries’ assets (including accounts receivable and Equity Interests of Subsidiaries, but excluding cash) to any other Person (other than to a Wholly Owned Subsidiary) in a single transaction or series of transactions; for the avoidance of doubt, a Disposition shall include each of the transactions contemplated by Section 7.6 (whether or not permitted thereby).
     “Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.
     “EBITDA” shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of Consolidated Net Income for such period plus, without duplication, and to the extent deducted in computing Consolidated Net Income for such period, the sum of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, in each case determined on a consolidated basis in accordance with GAAP; (d) to the extent applicable, stock option compensation costs applicable under (and calculated in accordance with) FASB ASC 718; and (e) all non-cash charges for such period taken for the impairment of goodwill in accordance with FASB ASC 350, but excluding any non-cash charge that will result in a cash charge in a future period; provided, however, with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Borrower or any Wholly Owned Subsidiary during such period, “EBITDA” shall also include the EBITDA of such Person during such period and prior to the date of such acquisition, merger or consolidation; and provided, further, with respect to any Person that ceased to be a Subsidiary, or was the subject of a Disposition during any measurement period, “EBITDA” shall not include the EBITDA of such Person for such measurement period, such calculations under this proviso to be detailed with supporting documentation and measured to the Administrative Agent’s reasonable satisfaction.
     “Eligible Transferee” shall mean (a) a Lender; (b) an Affiliate of a Lender or, with respect to any Lender that is an investment fund that invests in commercial loans, any fund that invests in bank loans and is managed by the same investment advisor as such Lender; and (c) any other Person approved by the Administrative Agent and, unless a Default or Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.4, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within ten (10) Business Days after notice of such proposed assignment has been received by the Borrower); provided, however, that neither a Borrower nor an Affiliate of a Borrower shall qualify as an Eligible Transferee.
     “Employee Benefit Plan” shall have that meaning as defined in Section 3(3) of ERISA and for which the Borrower or an ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Borrower or its ERISA Affiliates or on behalf of beneficiaries of such participants.
     “Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
     “Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, any and all shares, partnership, joint venture or other interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute including any regulations promulgated thereunder.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or,

solely for the purposes of Section 303 of ERISA and Section 430 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean with respect to the Borrower or any ERISA Affiliate, (i) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the failure of the Borrower or any ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Plan or the imposition of a Lien in favor of a Plan with respect to such contribution; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition of an Lien in favor of the PBGC under Title IV of ERISA; (v) the receipt from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (vii) the incurrence of any liability with respect to the withdrawal or partial withdrawal from any Plan including the withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (viii) or the incurrence of any Withdrawal Liability with respect to any Multiemployer Plan; (ix) the receipt of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); or (x) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).
     “Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Eurodollar Borrowing” shall mean a Borrowing with interest accruing on said Borrowing at the Adjusted LIBO Rate, as elected by Borrower.
     “Eurodollar Loan” shall mean a Loan with interest accruing on said Loan at the Adjusted LIBO Rate, as elected by Borrower.
     “Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Event of Default” shall have the meaning provided in Article VIII.
     “Excluded Taxes” shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise, or other taxes imposed on (or measured by) its net income by the United States of America or any other Governmental Authority, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Foreign Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, or (iii) is attributable to such Foreign Lender’s failure to comply with Section 2.19(e).
     “Excluded Subsidiary” shall have the meaning given such term in the last paragraph of Section 8.1.
     “Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 1.1(a).
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “Federal Health Care Programs” shall mean those programs defined 42 U.S.C. §1320a-7b(f) and the Federal Employee Health Benefit Program, 5 U.S.C. § 8901, et seq.
     “Fiscal Quarter” shall mean any fiscal quarter of the Borrower.
     “Fiscal Year” shall mean any fiscal year of the Borrower.
     “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.
     “Fee Letters” shall mean, collectively: (i) that certain Fee Letter dated April 1, 2010 between the Borrower and SunTrust Robinson Humphrey, Inc.; (ii) that certain Fee Letter dated April 7, 2010 between the Borrower and Regions Capital Markets, a division of Regions Bank; and (iii) that certain Fee Letter dated April 8, 2010 between the Borrower and Banc of America Securities LLC.

     “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.
     “Four-Quarter Period” means a period of four full consecutive Fiscal Quarters, taken together as one accounting period and, unless set forth herein to the contrary, shall mean the previous four Fiscal Quarters ending on, or most recently ended prior to, the date of computation thereof.
     “GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) applied on a consistent basis and subject to the terms of Section 1.3.
     “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Health Care Laws” shall mean Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute), including specifically, the Ethics in Patient Referrals Act, as amended (the “Stark Law”), 42 U.S.C. § 1395nn; Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. §

1320a-7b(b); the False Claims Act, 31 U.S.C. §§ 3729-3733 (as amended); the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA; and all applicable implementing regulations, rules, ordinances, judgments, and orders; and any similar state and local statutes, regulations, rules, ordinances, judgments, and orders; and all applicable federal, state, and local licensing, certificate of need, regulatory and reimbursement, corporate practice of medicine, and physician fee splitting regulations, rules, ordinances, orders, and judgments applicable to healthcare service providers providing the items and services that the Borrower and its Subsidiaries provide.
     “Health Care Permits” shall mean all permits, licenses, registrations, certificates, orders, qualifications, accreditations, rights, authorizations or approvals required by any Governmental Authority or other Person that are applicable to healthcare service providers providing the items and services that the Borrower and its Subsidiaries provide.
     “Health Care Provider” means any physician, nurse, physician assistant, nurse practitioner, technician or allied health care provider who provides services as an employee or independent contractor of a Subsidiary, receives compensation for such services from such Subsidiary, and does not submit a claim or receive payment for such services from any third party payor, including Federal Health Care Programs, unless such payment is assigned to such Subsidiary. Health Care Provider shall not include any independent physician who performs patient care services in a facility operated by a Subsidiary and receives payment from third party payors as his/her sole compensation for such services.
     “Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender, (ii) has been designated by the Borrower in writing to the Administrative Agent as a “Hedge Provider” under this Agreement and (iii) in a writing executed by such Person and the Borrower has provided the Administrative Agent with (x) a description of such Hedging Transaction, and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.4 shall be deemed to include such Hedge Provider. In no event shall the approval of any such Person in its capacity as Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent in the Collateral.
     “Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
     “Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the HITECH Act, and any and all regulations adopted or promulgated thereunder.
     “HITECH Act” means by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5.
     “Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(f), trade payables overdue by more than one hundred twenty (120) days shall be included in this definition (except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above and clause (x) below, excluding Guarantees of shareholders’ equity or Capital Stock or surplus or general contingency or deferred tax reserves, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (x) all Hedging Obligations, (xi) Off-Balance Sheet Liabilities, and (xii) any obligation under asset securitization vehicles. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.
     “Indemnified Taxes” shall mean Taxes relating to the indebtedness evidenced hereby, all Loans made hereunder, and all payments to be made by Borrower hereunder, other than Excluded Taxes.

     “Indemnity and Contribution Agreement” shall mean the Indemnity, Subrogation and Contribution Agreement of even date herewith, substantially in the form of Exhibit D, among the Borrower, the Wholly Owned Subsidiaries and the Administrative Agent.
     “Information Memorandum” shall mean the Confidential Information Memorandum dated April, 2010 relating to the Borrower, its Subsidiaries, and the transactions contemplated by this Agreement and the other Loan Documents.
     “Intercreditor Agreement” shall mean (i) that certain Collateral Sharing Agreement of even date herewith among SunTrust Bank, as Collateral Agent, and each of the “Creditors” party thereto and (ii) any replacement collateral sharing or intercreditor agreement entered into after the date hereof among holders of notes under any replacement note purchase agreement, the Collateral Agent each of the Lenders.
     “Intercompany Loan” shall mean any loan from the Borrower or any Wholly Owned Subsidiary to any Subsidiary.
     “Interest Period” shall mean (a) with respect to any Eurodollar Borrowing, a period of one, two, three or six months, and (b) with respect to a Swingline Loan, a period of such duration not to exceed thirty (30) days, as the Borrower may request and the Swingline Lender may agree in accordance with Section 2.5; provided that:
     (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
     (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;
     (iii) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and
     (iv) no Interest Period may extend beyond the Swingline Termination Date or the Maturity Date, as the case may be.
     “Investments” shall have the meaning as set forth in Section 7.4.
     “Issuing Bank” shall mean (i) SunTrust Bank and (ii) each other Lender that (x) agrees with the Borrower to issue Letters of Credit in accordance with, and subject to the terms and conditions of, this Agreement and (y) is approved by the Administrative Agent (such approval not to be unreasonably withheld) on terms and conditions mutually acceptable to such other Lender and the Administrative Agent, in each case in its capacity as an issuer of Letters of Credit pursuant to Section 2.22.

     “LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit, which portion is in an aggregate face amount equal to $10,000,000.
     “LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit (but excluding the Letters of Credit).
     “LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.
     “Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or its Parent Company by a Governmental Authority.
     “Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender and each Additional Lender that becomes a party to this Agreement pursuant to Section 2.23.
     “Lenders’ Share of Net Disposition Proceeds” shall mean, with respect to any prepayment required pursuant to Section 2.11(b), as determined on the date of the relevant Disposition, an amount equal to the sum of (A) the amount resulting from multiplying the Net Disposition Proceeds from such Disposition times the quotient of (i) the aggregate amount of Revolving Commitments on such date (or, if the Revolving Commitments have been terminated in accordance with Section 8.1 as of such date, the aggregate amount of the Revolving Credit Exposure) divided by (ii) the sum of (x) the amount set forth in clause (i) above plus (y) the aggregate outstanding principal amount of the Private Placement Indebtedness as of such date plus (B) the amount available to be applied to prepayments hereunder pursuant to paragraph 4G(vii) of the Note Purchase Agreement (as in effect on the Closing Date) or otherwise not required to prepay Private Placement Indebtedness pursuant to the terms of paragraph 4G of the Note Purchase Agreement.
     “Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment and the Existing Letters of Credit.

     “Letter of Credit Fee” shall mean the same meaning as set forth in Section 2.13(c).
     “Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt to (ii) EBITDA for the Four-Quarter Period at the time of determination.
     “LIBOR” shall mean, for any Interest Period with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Loan comprising part of such borrowing would be offered by the Administrative Agent to major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.
     “Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference or priority having the practical effect of a security interest or any other security agreement or preferential arrangement having the practical effect of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).
     “Loan Documents” shall mean, collectively, this Agreement, the Notes, the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, the Security Documents, the Intercreditor Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.
     “Loan Parties” shall mean the Borrower and the Wholly Owned Subsidiaries.
     “Loans” shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.
     “Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, operations, liabilities (contingent or otherwise) or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.
     “Material Contract” shall mean any contract, or group of related contracts or other arrangements (other than the Loan Documents and the Private Placement Documents) to which the

Borrower or any Subsidiary is a party as to which the breach, nonperformance, termination, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
     “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) of the Borrower or any of its Subsidiaries, individually or in an aggregate committed or outstanding principal amount exceeding $4,000,000.
     “Material Sale” means (i) with respect to any proposed sale or other disposition of a surgery center during any Fiscal Year, such surgery center, together with all other surgery centers sold or otherwise disposed of during such Fiscal Year (x) accounts for 5% or more of the EBITDA of the Borrower and its Subsidiaries, determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.1(a) or (y) represents 5% or more of the aggregate number of surgery centers of the Borrower and its Subsidiaries in existence as of the most recently ended Fiscal Year and (ii) with respect to any proposed sale or other disposition of a surgery center after the Closing Date, such surgery center, together with all other surgery centers sold or otherwise disposed of after the Closing Date (x) accounts for 15% or more of the EBITDA of the Borrower and its Subsidiaries, determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.1(a) or (y) represents 15% or more of the aggregate number of surgery centers of the Borrower and its Subsidiaries in existence as of the most recently ended Fiscal Year. For purposes of this definition, a sale or other disposition of a surgery center shall include any sale or disposition, whether effected by way of an asset sale or the sale of Equity Interests of any Person owing or operating a surgery center.
     “Maturity Date” shall mean the earliest of (i) May 27, 2015, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8, and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable.
     “Medicare and Medicaid Programs” shall have the meaning set forth in Section 4.20(a).
     “Minority Investment Amount” means (i) $20,000,000 during any period of twelve (12) consecutive months or (ii) during the term of this Agreement, an amount equal to ten percent (10%) of the Borrower’s consolidated total assets, determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.1(a).
     “Moody’s” shall mean Moody’s Investors Service, Inc.
     “Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.
     “Net Debt Issuance Proceeds” means with respect to any Debt Issuance, the excess of (a) the gross cash proceeds received by the Borrower and any of its Subsidiaries, from such Debt Issuance, over (b) all reasonable and customary legal, brokerage and commitment fees and expenses incurred in connection with such Debt Issuance.
     “Net Disposition Proceeds” means, with respect to any Disposition, the excess of (a) the gross cash proceeds received by the Borrower or any Subsidiary from such Disposition and any cash payment received in respect of promissory notes or other non-cash consideration delivered to such party in respect thereof, over (b) the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition, (ii) all Taxes actually paid or estimated by such party to be payable in cash within the next twelve (12) months in connection with such Disposition, (iii) payments made by such party to retire Indebtedness (other than the Loans or the issuance of any Letter of Credit or the Private Placement Indebtedness) where payment of such Indebtedness is required in connection with such Disposition, and (iv) amounts attributable to Non-Controlling Interests; provided that if the amount of any estimated Taxes pursuant to clause (ii) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.
     “Net Equity Proceeds” means, with respect to the sale or issuance by Borrower or any of its Subsidiaries to any Person of any common stock, warrants or options or the exercise of any such warrants or options, the excess of (a) the gross cash proceeds received by Borrower or its Subsidiaries from such sale, exercise or issuance, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower or any Subsidiary, as applicable, in connection therewith.
     “Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).
     “Non-Consolidated Entity” shall mean each Person in which the Borrower or any of its Subsidiaries owns, directly or indirectly, Capital Stock other than Subsidiaries.
     “Non-Controlling Interests” means that amount depicted from time to time on Borrower’s most current consolidated balance sheet as “Noncontrolling interests” so long as such is calculated on a consistent basis and in accordance with GAAP.
     “Non-Defaulting Lender” shall mean, at any time, any Lender that is not a Defaulting Lender or a Potential Defaulting Lender.
     “Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of May 28, 2010 among the Borrower, The Prudential Life Insurance Company of America and the other Purchasers listed on Schedule A attached thereto, as amended, restated, supplemented or otherwise modified from time to time.
     “Notes” shall mean, the Revolving Credit Notes (as applicable) and the Swingline Note.

     “Notice of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.
     “Notice of Conversion/Continuation” shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b) hereof.
     “Notice of Revolving Borrowing” shall have the meaning as set forth in Section 2.3.
     “Notice of Swingline Borrowing” shall have the meaning as set forth in Section 2.5.
     “Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred, or required to be reimbursed, by the Borrower, in each case, pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and (b) all Ancillary Credit Exposure and all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses incurred, or required to be reimbursed, by the Borrower or other Loan Parties pursuant to the agreements referred to in the definition of all Ancillary Credit Exposure, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising thereunder, together with, all renewals, extensions, modifications or refinancings of any of the foregoing in clauses (a) and (b) above.
     “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
     “Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
     “Other Investments” shall mean Investments other than Permitted Investments and Investments identified in Section 7.4(a) through (e) herein.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but specifically excluding all Excluded Taxes.

     “Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
     “Participant” shall have the meaning set forth in Section 10.4(c).
     “Patriot Act” shall have the meaning set forth in Section 10.14.
     “Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, Atlanta, Georgia 30303, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
     “Permitted Encumbrances” shall mean:
     (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
     (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by operation of law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
     (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
     (vi) easements, zoning restrictions, restrictive covenants, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; and
     (vii) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;
provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Investments” shall mean:
     (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
     (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;
     (iii) certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $1,000,000,000;
     (iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;
     (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above; and
     (vi) funds held in the grantor trust properly established by Borrower (which shall be subject to the claims of Lenders and general creditors of Borrower) for the non-qualified deferred compensation plan adopted by Borrower entitled the AmSurg Supplemental Executive Retirement Savings Plan (the “Rabbi Trust”), provided that the funds in the Rabbi Trust must be invested solely in any one or more of the Permitted Investments described in clauses (i) through (v) above.
     “Permitted Subordinated Debt” shall mean any Indebtedness of the Borrower or any Subsidiary (i) that is expressly subordinated to the Obligations on terms satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, (ii) that matures by its terms no earlier than six months after the later of the Maturity Date then in effect, (iii) with scheduled principal payments in amounts (if any) and subject to such conditions as may be approved by the Administrative Agent and the Required Lenders in their sole discretion, and (iv) that is evidenced by an indenture or other similar agreement that is in a form satisfactory to the Administrative Agent and the Required Lenders.
     “Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

     “Plan” shall mean any Employee Benefit Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate either (i) maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them (or on behalf of beneficiaries of such participants, to the extent applicable) or (ii) is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or a “contributing sponsor” (as defined in ERISA Section 4001(a)(13).
     “Pledge Agreement” shall mean any pledge and security agreement in form and substance satisfactory to Administrative Agent, whereby the Borrower and each of its presently existing and hereafter acquired Wholly Owned Subsidiaries pledge and grant to the Collateral Agent a first priority perfected security interest in Borrower’s and each Wholly Owned Subsidiary’s presently existing and hereafter acquired right title, and interest in and to any Subsidiary (excluding Subsidiaries specified in Section 5.10(e)), including without limitation, all partnership interests, limited liability company interests, distributions, payments, general intangibles, accounts, payment intangibles and other tangible and intangible property arising out of or in connection with such Subsidiary and all investment property and financial assets related to such Subsidiary contributed to any account held for the benefit of the Collateral Agent and the other secured parties; provided that each such pledge and security agreement shall be subject to the Release Provision and to any other limitations, qualifications and exclusions set forth in such pledge and security agreement. Applicable UCC financing statements, as required, shall be filed along with each Pledge Agreement.
     “Potential Defaulting Lender” shall mean, at any time, a Lender (i) as to which the Administrative Agent has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender, (ii) that has (or its Parent Company or a financial institution affiliate thereof has) notified the Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.
     “Private Placement Indebtedness” shall mean the Indebtedness of the “Company” (as defined in the Note Purchase Agreement) under the Note Purchase Agreement and the “Notes” (as defined in the Note Purchase Agreement).
     “Private Placement Documents” shall mean the documents and instruments evidencing the Private Placement Indebtedness, including, without limitation: (i) the Note Purchase Agreement and (ii) all other agreements, instruments and other documents executed and delivered in connection with the Note Purchase Agreement.
     “Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness to finance a transaction or payment giving rise for the need to make such determination as if such Indebtedness had been incurred on the first day of the Four-Quarter Period and (y) the making of any Restricted Payment or any Investment by the Borrower or a Subsidiary as if such Restricted Payment or Investment had been made on the first day of the Four-

Quarter Period; provided, that, in the case of Section 2.23, the entire Additional Commitment Amount being requested shall be deemed to be Indebtedness that is outstanding and will remain outstanding through the relevant Four-Quarter Period.
     “Pro Rata Share” shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender’s Revolving Commitment and the denominator of which shall be the sum of all Lenders’ Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender’s Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure.
     “Protected Health Information” means individually identifiable health information defined as “protected health information” under 45 C.F.R. §160.103.
     “Qualified Plan” shall mean an Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code.
     “Regulation D, T, U and X” shall mean Regulation D, T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
     “Reinvested Proceeds” shall mean proceeds realized from any Disposition which are used to acquire substantially similar property or assets.
     “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
     “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
     “Release Provision” shall mean the agreement made on behalf of the Lenders and set forth in each Pledge Agreement as follows: provided (i) the Borrower has certified to each of the Collateral Agent, each holder of Private Placement Indebtedness and the Administrative Agent that no default or event of default exists under any Private Placement Document and no Default or Event of Default exists under any Loan Document and (ii) the Collateral Agent has not received written notice from one or more holders of the Private Placement Indebtedness, the Administrative Agent or a Lender that a default or event of default exists under any Note Document or a Default or Event of Default under any Loan Document, upon receipt of written certification by the Borrower that the Borrower or such Wholly Owned Subsidiary is transferring a portion of its interest in a Subsidiary that is not a corporation to a physician or group of physicians who have a business relationship with such Subsidiary and upon written request of the Borrower or any Wholly Owned Subsidiary that is a party to any Pledge Agreement, accompanied by such documentation as reasonably requested by the Collateral Agent, the Collateral Agent is authorized (without further action or consent by the Lenders or Required Lenders) to release the interest being transferred by the Borrower or any Wholly Owned

Subsidiary in such Subsidiary, provided that, except as otherwise provided in the Intercreditor Agreement, in no event shall such transfer reduce the ownership interest of the Borrower or any Wholly Owned Subsidiary in such Subsidiary below fifty-one percent (51%). Except as otherwise provided in the Intercreditor Agreement, the Collateral Agent shall not release any Lien against any such Subsidiary if the ownership interest of the Borrower or any Wholly Owned Subsidiary therein is reduced below fifty-one percent (51%).
     “Required Lenders” shall mean, at any time, Lenders holding fifty-one percent (51%) or more of the aggregate outstanding Revolving Credit Exposures at such time; or if the Lenders have no Revolving Credit Exposure, then Lenders holding fifty-one percent (51%) or more of the Aggregate Revolving Commitments; provided, however, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitment and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders.
     “Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; provided, that, with respect to the financial covenants and Compliance Certificate, Responsible Officer shall mean only the chief financial officer or the treasurer of the Borrower.
     “Restricted Payment” shall have the meaning set forth in Section 7.5.
     “Revolving Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1.1(b), or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.
     “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, such Lender’s LC Exposure and such Lender’s Swingline Exposure.
     “Revolving Credit Note” shall mean, if requested by any Lender, a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Revolving Commitment, in substantially the form of Exhibit A.

     “Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.
     “S&P” shall mean Standard & Poor’s, a Division of the McGraw-Hill Companies.
     “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac, or as otherwise published from time to time.
     “Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
     “Security Documents” shall mean the Stock Pledge Agreement, the Pledge Agreement, along with all UCC financing statements filed in connection with any of the foregoing and any additional documentation delivered pursuant to or executed in connection with the foregoing. After the Closing Date, the term “Security Documents” shall include all security documents delivered in accordance with Section 5.10 hereof, along with all additional documentation delivered pursuant to or executed in connection with such security documents, including, without limitation, any and all securities account and deposit account control agreements.
     “Stock Pledge Agreement” shall mean that certain Stock Pledge Agreement executed by the Borrower in favor of Collateral Agent in a form acceptable to the Administrative Agent, whereby Borrower pledges to Collateral Agent all of the Capital Stock it presently holds and hereafter acquires in any Subsidiary (excluding Subsidiaries specified in Section 5.10(e)) that is a corporation. The Borrower shall deliver along with the Stock Pledge Agreement the securities described therein, and a stock power, all in form and substance satisfactory to the Administrative Agent.
     “Subordinated Debt Documents” shall mean any indenture, agreement or similar instrument governing any Permitted Subordinated Debt.
     “Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

     “Subsidiary Guarantee Agreement” shall mean the Subsidiary Guarantee Agreement of even date herewith, substantially in the form of Exhibit C, made by the Wholly Owned Subsidiaries in favor of the Administrative Agent for the benefit of the Lenders.
     “Surgery Center Location Report” shall mean a listing of the surgery centers of Borrower and its Subsidiaries containing such information and provided in a format reasonably acceptable to the Administrative Agent.
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.
     “Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.
     “Swingline Lender” shall mean SunTrust Bank.
     “Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.
     “Swingline Note” shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially in the form of Exhibit H.
     “Swingline Rate” shall mean for any Interest Period, the Base Rate in effect from time to time plus the Applicable Margin in effect at such time.
     “Swingline Termination Date” shall mean the date that is thirty (30) Business Days prior to the Maturity Date.
     “Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to FASB ASC 840 and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
     “Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Type” shall mean the distinction between a Base Rate Loan or Borrowing and a Eurodollar Loan or Borrowing.

     “Wholly Owned Subsidiary” shall mean any corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power, or in the case of a partnership, 100% of the general partnership interests are owned, Controlled or held by Borrower.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          Section 1.2. Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan” or “Swingline Loan”) or by Type (e.g. a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “ Revolving Eurodollar Borrowing”).
          Section 1.3. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower’s independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Articles V, VI or VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Articles V, VI or VII for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Furthermore, the Borrower hereby agrees that any election pursuant to FASB ASC 825 shall be disregarded for all purposes of this Agreement, including, without limitation, for calculating financial ratios herein and determining compliance with the financial covenants herein.
          Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof,

(iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. To the extent that any of the representations and warranties contained in Article IV under this Agreement is qualified by “Material Adverse Effect”, then the qualifier “in all material respects” contained in Section 3.2 and the qualifier “in any material respect” contained in Section 8.1(c) shall not apply. Unless otherwise indicated, all references to time are references to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts shall mean Dollars. In determining whether any individual event, act, condition or occurrence of the foregoing types could reasonably be expected to result in a Material Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other such events, acts, conditions or occurrences of the foregoing types which have occurred could reasonably be expected to result in a Material Adverse Effect.
ARTICLE II
AMOUNT AND TERMS OF THE COMMITMENTS
          Section 2.1. General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of each such Lender’s Pro Rata Share up to such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.22; (iii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4; and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and Swingline Loans pursuant to the terms and conditions contained herein; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and the LC Exposure exceed at any time the Aggregate Revolving Commitments from time to time in effect.
          Section 2.2. Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make, ratably in proportion to its Pro Rata Share, Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, repay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.
          Section 2.3. Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Schedule 2.3 attached hereto (a “Notice of

Revolving Borrowing”) (x) prior to 11:00 a.m. on the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing, and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $500,000 and in integral multiples of $100,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 and in integral multiples of $100,000. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed ten (10). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.
          Section 2.4. Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect, and (b) the difference between the Aggregate Revolving Commitments and the sum of the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.
          Section 2.5. Procedure for Swingline Borrowing, Etc.
               (a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing (“Notice of Swingline Borrowing”) prior to 11:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day), and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Swingline Rate and shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $100,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan. The Administrative Agent will notify the Lenders on a quarterly basis if any Swingline Loans occurred during such quarter.
               (b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative

Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Revolving Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.
               (c) If for any reason a Revolving Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Revolving Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Revolving Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.
               (d) Each Lender’s obligation to make a Revolving Base Rate Loan pursuant to Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.
               (e) Upon the occurrence of and during the continuance of an Event of Default, the Swingline Lender shall not make new advances available under the Swingline Commitment except with the written consent of the Required Lenders.
          Section 2.6. Funding of Borrowings.
               (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 1:00 p.m. to the

Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.
               (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
               (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
          Section 2.7. Interest Elections.
               (a) Each Borrowing shall be either a Eurodollar Borrowing or a Base Rate Borrowing, as specified by Borrower in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued.
               (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice in the form of Schedule 2.7 (or telephonic notice promptly confirmed in writing) of each Borrowing (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. on the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of

Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.
               (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.
               (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          Section 2.8. Optional and Mandatory Reductions and Termination of Commitments.
               (a) Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.
               (b) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $500,000 and any larger multiple of $100,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.
               (c) The Borrower shall reduce the Aggregate Revolving Commitments by an amount equal to fifty percent (50%) of Net Disposition Proceeds, which do not become Reinvested

Proceeds within one hundred eighty (180) days of receipt thereof, arising from any Disposition in which $20,000,000 or more in consideration is given or exchanged or the fair market value of such assets exceeds $20,000,000, provided that such reduction shall be made in a manner calculated to the greatest extent possible to avoid the Borrower’s having liability under Section 2.18 hereunder. For the purpose hereof, the consideration given or exchanged shall include the sum of (i) all cash paid and/or Indebtedness assumed, plus (ii) the principal amount of any promissory notes given, plus (iii) the value of any stock or other property given or transferred in connection therewith.
               (d) With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.25 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.
          Section 2.9. Repayment of Loans.
               (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.
               (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Borrowing, and (ii) the Swingline Termination Date.
          Section 2.10. Evidence of Indebtedness.
               (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, along with the Class and Type and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

               (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to each Lender a Revolving Credit Note, and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender.
          Section 2.11. Prepayments.
               (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than three (3) Business Days prior to any such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12; provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. Each partial prepayment of any Loan shall not be less than $500,000 or a larger multiple of $100,000. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.
               (b) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments of the Revolving Loans in an amount equal to one hundred percent (100%) of: (i) the Lenders’ Share of Net Disposition Proceeds from any Disposition in which the consideration received by Borrower and its Subsidiaries exceeds $5,000,000, but only if such Net Disposition Proceeds do not become Reinvested Proceeds within one hundred eighty (180) days after receipt thereof; (ii) Net Debt Issuance Proceeds which are not used for Acquisitions permitted by Section 7.13 within one hundred eighty (180) days after receipt thereof; and (iii) Net Equity Proceeds, with such prepayment to be made within three (3) Business Days after receipt thereof; provided that so long as no Default exists the payment of mandatory principal prepayments required hereunder shall be made in such manner and on such date as is reasonably calculated to enable Borrower to avoid the costs specified in Section 2.18(a) herein.
          Section 2.12. Interest on Loans.
               (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.
               (b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate.
               (c) While an Event of Default exists, the Borrower shall pay interest at the Default Rate (“Default Interest”), which amounts are payable on demand.
               (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable monthly in arrears on the last day of each calendar month and on the Maturity Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or ninety (90) days, respectively, on each day which occurs every three months or ninety (90) days, as the case may be, after the initial date of such Interest Period, and on the Maturity Date. Interest on each Swingline Loan shall be payable on the maturity of such Loan, which shall be the earlier of: (i) the last day of the Interest Period applicable thereto, or (ii) the Swingline Termination Date. Interest on any Loan which is converted or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand. Borrower must make all interest payments prior to 1:00 p.m. on the applicable due date in immediately available funds, free and clear of all defenses, set-offs, counterclaims, or withholdings or deductions for taxes.
               (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
          Section 2.13. Fees.
               (a) Fee Letters. On or before the Closing Date, Borrower shall pay to the Administrative Agent and the Arrangers those fees set forth in the Fee Letters.
               (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at a rate equal to the Commitment Fee (as set forth in the chart within the definitions of the term “Applicable Margin”) on the average daily, unused portion of the Revolving Commitment of such Lender during the Availability Period. The Commitment Fee shall be calculated on the basis of a year of 360-days for the actual number of days in each year. For the purpose of this paragraph, the “unused portion of the Revolving Commitment” shall mean the Aggregate Revolving Commitments less an amount equal to all outstanding Revolving Loans, less an amount equal to the LC Exposure. For the purpose of calculating the Commitment Fee, Loans under the Swingline Commitment shall not be deemed usage under the Revolving Commitment. Accrued Commitment Fees shall be payable to the Administrative Agent (for distribution to the Lenders) in arrears on the last day of each March, June, September and December of each year and on the Maturity Date, commencing on the first such date after the Closing Date.
               (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee (the “Letter of Credit Fee”) with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Maturity Date) and (ii) to the Issuing Bank for its own account a facing fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably canceled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued Letter of Credit Fees shall be payable to the Administrative Agent (for distribution to the Lenders) in arrears on the last day of each March, June, September and December of each year and on the Maturity Date, commencing on the first such date after the Closing Date.
               (d) Upfront Fees. The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, the upfront fee previously agreed upon by the Borrower and SunTrust Robinson Humphrey, Inc., which shall be due and payable on the Closing Date.
               (e) Defaulting Lenders. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to clauses (b) and (c) of this Section (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), or any amendment fees hereafter offered to any Lender, and the pro rata payment provisions of Section 2.20 will automatically be deemed adjusted to reflect the provisions of this Section; provided that (a) to the extent that a portion of the LC Exposure of a Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (ii) of Section 2.25, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments and (b) to the extent any portion of such LC Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank.
          Section 2.14. Computation of Interest and Fees.
               (a) Fees and Eurodollar Loans. All computations of interest on Eurodollar Loans and fees hereunder shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
               (b) Base Rate Loans. All computations of interest on Base Rate Loans hereunder shall be made on the basis of a year of three hundred sixty-five (365) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
          Section 2.15. Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or
               (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Borrowing.
          Section 2.16. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.
          Section 2.17. Increased Costs.
               (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

     (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or
     (iii) impose on any Lender or on the Issuing Bank or the eurodollar interbank market any other condition, cost or expense affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;
and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
               (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or the Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of the Parent Company of such Lender or the Issuing Bank with respect to capital adequacy), then, from time to time, within ten (10) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank for any such reduction suffered.
               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank, as the case may be, specified in paragraph (a) or (b) of this Section 2.17 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within ten (10) days after receipt thereof.
               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.
          Section 2.18. Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, repay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.18 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
          Section 2.19. Taxes.
               (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to Indemnified Taxes and Other Taxes) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
               (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Issuing Bank, or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
               (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender’s conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which eliminates or reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as “portfolio interest” exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).
               (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 2.19(e), such Lender shall not be entitled to indemnification under this Section 2.19 or Section 10.3 with respect to any Indemnified Taxes or Other Taxes which would not have been payable had such form been so provided; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Indemnified Taxes because of its failure to deliver a form required hereunder, the Borrower, at such Lender’s cost, shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes (it being understood, however, that the Borrower shall have no liability to such Lender in respect of such Indemnified Taxes).

          Section 2.20. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
               (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees or reimbursement of LC Disbursements or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 1:00 p.m., on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent or to the Issuing Bank at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18 and 2.19 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.
               (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to the fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties, and (iv) last, towards payment of all other Obligations then due, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties.
               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in

LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
               (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          Section 2.21. Mitigation of Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.
          Section 2.22. Letters of Credit.
               (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Maturity Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000 (or such lesser amount as may be agreed upon between the Issuing Bank and the Borrower); and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate LC Exposure, plus the aggregate outstanding Revolving Loans and Swingline Exposure of all Lenders would exceed the Aggregate Revolving Commitments. On (i) the Closing Date, with respect to all Existing Letters of

Credit and (ii) the date of issuance, with respect to all other Letters of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation. Upon the occurrence of and during the continuance of an Event of Default, the Issuing Bank shall not issue any new Letters of Credit under the LC Commitment except with the written consent of the Required Lenders.
               (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit , the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
               (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.
               (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.
               (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.
               (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraphs (d) or (e) of this Section 2.22 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.
               (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this paragraph, the Borrower shall deposit in an account with the

Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize the reimbursement obligations of the Borrower with respect to Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
               (h) Promptly following the end of each Fiscal Quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such Fiscal Quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.
               (i) The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
     (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;
     (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
     (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;
     (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or
     (vi) The existence of a Default or an Event of Default.
          Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
               (j) Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.
          Section 2.23. Increase of Revolving Commitments; Additional Lenders.

               (a) The Borrower may, upon at least 15 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), from time to time propose to increase the Aggregate Revolving Commitments by an amount not to exceed $150,000,000 (the amount of any such increase, the “Additional Commitment Amount”); provided, however, that each Additional Commitment Amount shall be in a principal amount of not less than $10,000,000 or a larger multiple of $5,000,000. Each Lender shall have the right for a period of 15 days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment Amount. Any Lender who does not respond within such 15 day period shall be deemed to have elected not to increase its Revolving Commitment. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.
               (b) If any Lender shall elect not to increase its Revolving Commitment pursuant to subsection (a) of this Section 2.23, the Borrower may designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent, the Swingline Lender and the Issuing Bank, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Revolving Commitments of the existing Lenders pursuant to this subsection (b) plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.
               (c) An increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.23 shall be subject to the conditions set forth in clause (d) immediately below and the following conditions: (i) immediately prior to and after giving effect to any such increase, no Default or Event of Default has occurred or is continuing or shall result therefrom, (ii) the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Article VI recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available and (iii) each Additional Lender shall become a Lender under this Agreement (or in the case of an existing Lender, shall be a Lender with respect to its Additional Commitment Amount) pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement giving effect to the modifications permitted by this Section and, as appropriate, the other Loan Documents and executed only by each Loan Party, each Additional Lender and the Administrative Agent. All Commitments in respect of any Additional Commitment Amount shall be Commitments under this Agreement and shall, on the date of the effectiveness of the applicable Incremental Facility Amendment, be added to the then existing Revolving Commitments, and all extensions of credit pursuant thereto shall have the same terms as those that apply to the extensions of credit pursuant to the existing Revolving Commitments. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.
               (d) The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the following conditions: (i) the conditions set forth in Section 3.2 (it being understood that all references to “such Borrowing” in such Section 3.2 shall be deemed to refer to proposed increase through the Additional Commitment Amount), (ii) the Borrower and the other Loan Parties shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary or, in the reasonable opinion of the Administrative Agent, desirable to ensure that the Additional Commitment Amount is secured by, and entitled to the benefits of, the Security Documents, (iii) the Administrative Agent shall have received copies of resolutions executed by (x) the Borrower, authorizing the incurrence of such additional Obligations and (y) each other Loan Party, stating that such additional Obligations are entitled to benefits of the Security Documents and other Loan Documents and (iv) the Borrower shall have delivered to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Closing Date pursuant to Section 3.1(c)(viii) as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request.
               (e) Upon the acceptance of any such agreement by the Administrative Agent, the Aggregate Revolving Commitments shall automatically be increased by the amount of the Revolving Commitments added through such agreement and Schedule 1.1(b) shall automatically be deemed amended to reflect the Revolving Commitments of all Lenders after giving effect to the addition of such Revolving Commitments.
               (f) Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.23 that is not pro rata among all Lenders, on the date that any such increase becomes effective, (x) each Lender increasing its Revolving Commitment and/or each Additional Lender providing a new Revolving Commitment, on the one hand, shall purchase from each other Lender, on the other hand, via one or more assignments in accordance with the terms of Section 10.4(b), at par (together with accrued interest), such interests in the Revolving Loans outstanding on the date any applicable increase becomes effective as shall be necessary in order that, after giving effect to all such assignments, all such outstanding Revolving Loans will be held by the Lenders ratably in accordance with their respective Revolving Commitments after giving effect to any such increase; and (y) the LC Exposure and Swingline Exposure of each Lender shall be adjusted automatically such that, after giving effect to such adjustments, the Lenders shall have LC Exposures and Swingline Exposures in proportion to their respective Revolving Commitments after giving effect to any applicable increase. Each Lender that assigns a Revolving Loan to a Lender in accordance with this clause (e) shall be entitled to the funding indemnity set forth in Section 2.18.
          Section 2.24. Replacement of Lenders. (i) If any Lender becomes a Defaulting Lender, or (ii) upon the occurrence of an event giving rise to the operation of Section 2.16, Section 2.17 or Section 2.19 with respect to any Lender which results in such Lender charging to the Borrower increased costs or such other amounts due thereunder, the Borrower shall have the right, if no Default or Event of Default then exists, and if no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent; provided, that (i) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more

Assignment and Acceptance pursuant to Section 10.4 (and with all fees payable pursuant to said Section to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all LC Disbursements that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender, (y) the Issuing Bank an amount equal to such Replaced Lender’s Pro Rata Share of any LC Disbursements (which at such time remains unpaid) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Bank, and (z) the Swingline Lender an amount equal to such Replaced Lender’s Pro Rata Share of any Swingline Loan to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above and delivery, if requested by the Replacement Lender, of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.
          Section 2.25. Defaulting Lenders.
               (a) If any Lender becomes, and during the period it remains, a Defaulting Lender or Potential Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:
     (i) the LC Exposure and Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments; provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;
     (ii) to the extent that any portion (the “unreallocated portion”) of the LC Exposure and Swingline Exposure of any Defaulting Lender cannot be so reallocated, for any reason, or with respect to the LC Exposure and Swingline Exposure of any Potential Defaulting Lender, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the applicable Issuing Bank and/or the Swingline Lender), (a) Cash Collateralize the obligations of the Borrower to the Issuing Bank or Swingline Lender in respect of such LC Exposure or Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure and Swingline

Exposure of such Defaulting Lender or such Potential Defaulting Lender, or (b) in the case of such Swingline Exposure, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender; provided that (a) the sum of each Non-Defaulting Lender’s Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or Potential Defaulting Lender, or cause such Defaulting Lender or Potential Defaulting Lender to be a Non-Defaulting Lender;
     (iii) with the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of clause (iv) below will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender; and
     (iv) any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the termination of the Revolving Commitments at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender under this Agreement, third if so determined by the Administrative Agent or requested by the Issuing Bank or Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Swingline Loan or Letter of Credit, fourth to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against that Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, fifth so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and sixth to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (iv) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

               (b) If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing that any Defaulting Lender should no longer be deemed to be a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing), and if any cash collateral has been posted with respect to such Defaulting Lender or Potential Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder.
ARTICLE III
CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
          Section 3.1. Conditions To Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make the initial Loans hereunder and the obligation of the Issuing Bank to issue any initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).
               (a) The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arrangers (including the Fee Letters).
               (b) Contemporaneously with the effectiveness of this Agreement, the Note Purchase Agreement shall have become effective and the Borrower shall have received the proceeds of the Private Placement Indebtedness pursuant to, and in accordance with, the terms and conditions of the Note Purchase Agreement, and the Administrative Agent (or its counsel) shall have received true and correct copies of each of the documents constituting the Private Placement Documents as in effect on the Closing Date, certified as true and correct by a Responsible Officer of the Borrower.
               (c) The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

     (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
     (ii) duly executed Notes payable to any Lender requesting delivery of such;
     (iii) duly executed Subsidiary Guarantee Agreements and Indemnity and Contribution Agreements;
     (iv) duly executed Security Documents, along with such additional Security Documents as may be required pursuant to the terms of this Agreement as of the Closing Date;
     (v) duly executed Intercreditor Agreement;
     (vi) duly executed payoff letter, together with (a) UCC-3 or other appropriate termination statements releasing all Liens of the administrative agent and the lenders under the Existing Credit Agreement upon any of the personal property of the Borrower and its Subsidiaries and (b) any other releases, terminations or other documents reasonably required by the Administrative Agent to evidence the payoff of Indebtedness owing under or in connection with the Existing Credit Agreement;
     (vii) a duly completed Secretary’s Certificate executed by the Secretary of the Borrower and its Subsidiaries in the form of Schedule 3.1(c)(vii);
     (viii) a favorable written opinion of Bass, Berry & Sims, PLC, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;
     (ix) a certificate, dated the Closing Date and signed by a Responsible Officer, confirming that, after giving effect to the funding of any initial Loan or initial issuance of a Letter of Credit, the Borrower is in compliance with the conditions set forth in paragraph (a), (b) and (c) of Section 3.2;
     (x) if required by the Administrative Agent, a duly executed funds disbursements agreement;
     (xi) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding this Agreement or any transaction being financed with the proceeds hereof shall be ongoing;

     (xii) satisfactory review by the Administrative Agent of the financial statements referenced in Section 4.4 herein;
     (xiii) certificates of insurance issued on behalf of insurers of the Loan Parties describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties;
     (xiv) all fees and expenses (including without limitation all filing fees, recording costs, indebtedness tax, and similar fees) required hereunder or under any letter agreement executed by Borrower in connection with the Loan Documents;
     (xv) duly executed Notice of Borrowing(s);
     (xvi) receipt of a certificate from Borrower of any other information required by the Administrative Agent confirming that there is no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect; and
     (xvii) receipt of all other documents and information as the Administrative Agent reasonably requests.
Without limiting the generality of the provisions of this Section 3.1, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
          (d) The Administrative Agent shall have received the certificates representing the shares of Equity Interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
          (e) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the holders of the Private Placement Indebtedness and the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall be in proper form for filing, registration or recordation.
          Section 3.2. Each Credit Event.The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew, or extend any Letter of Credit is subject to the satisfaction of the following conditions:
               (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

               (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects;
               (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;
               (d) the Borrower shall have delivered the required Notice of Borrowing; and
               (e) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.
     In addition to other conditions precedent herein set forth, if any Lender is a Defaulting Lender or a Potential Defaulting Lender at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Issuing Bank will not be required to issue, amend or increase any Letter of Credit and the Swingline Lender will not be required to make any Swingline Loans, unless in each case it is satisfied that all related LC Exposure and Swingline Exposure of such Defaulting Lender or Potential Defaulting Lender is fully covered or eliminated by any combination satisfactory to the relevant Issuing Bank or the Swingline Lender, as the case may be, of the following:
     (i) in the case of a Defaulting Lender, the LC Exposure and Swingline Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit and Swingline Exposure, to the Non-Defaulting Lenders as provided in Section 2.25(a)(i); and
     (ii) in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of Section 2.25(a)(ii), the Borrower Cash Collateralizes its payment and reimbursement obligations with respect to such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or Swingline Loan, or the Borrower makes other arrangements satisfactory to the Administrative Agent, the Issuing Banks and the Swingline Lender, as the case may be, to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;
provided that (a) the sum of each Non-Defaulting Lender’s Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or Potential Defaulting Lender, or cause such Defaulting Lender or Potential Defaulting Lender to be a Non-Defaulting Lender.

               Each Borrowing and each issuance, amendment, extension, or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 3.2.
          Section 3.3. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
               The Borrower represents and warrants to the Administrative Agent and each Lender as follows:
          Section 4.1. Existence; Power. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, limited liability company, or limited partnership, as the case may be, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except, in the case of either of clauses (ii) or (iii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          Section 4.2. Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, member, or partner, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms.
          Section 4.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a breach or default under any Material Contract or under the Private Placement Documents or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Security Documents.
          Section 4.4. Financial Statements. The Borrower has furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ending

December 31, 2009, and the related consolidated statements of income, shareholders’ equity and cash flows, audited by independent public accountants of recognized national standing and prepared in accordance with GAAP. Since December 31, 2009, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.
          Section 4.5. Litigation and Environmental Matters.
               (a) Except for matters set forth on Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that is not covered fully by insurance and as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.
               (b) Except for the matters set forth on Schedule 4.5, neither the Borrower nor any of its Subsidiaries (i) has failed to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          Section 4.6. Compliance with Laws and Agreements; Note Purchase Agreement Representations. Neither the Borrower nor any Subsidiary has knowingly violated (a) any Requirements of Law, or any judgment, decree or order of any Governmental Authority which have a reasonable likelihood of resulting in a Material Adverse Effect, or (b) any indentures, agreements or other instruments binding upon it or its properties, except where such violation, either singularly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default under or breach of any agreement or contract, the effect of which would be to cause a Material Adverse Effect. Each of the representations and warranties set forth in paragraph 8 of the Note Purchase Agreement is true and correct in all material respects on and as of the Closing Date.
          Section 4.7. Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.
          Section 4.8. Taxes. The Borrower and its Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.
          Section 4.9. Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of Regulations T, U or X. The Borrower and its Subsidiaries are in full compliance with, and have not violated or allowed to be violated, any provision of, any of the Regulations T, U, or X. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”
          Section 4.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The “benefit obligations” of all Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the “fair market value of the assets” of such Plans by more than $2,000,000. No event has occurred since the issuance of such financial statements that would cause the “benefit obligations” of all Plans to exceed the “fair market value of the assets” of such Plans by the dollar amount specified in the previous sentence. The terms “benefit obligations” and “fair market value of assets” shall be determined by and with such terms defined in accordance with FASB ASC 715.
               (b) Each Employee Benefit Plan is in compliance with all applicable provisions of ERISA, the Code and other Requirements of Law, except where the failure to be so in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except with respect to Multiemployer Plans, each Qualified Plan (I) has received a favorable determination from the IRS applicable to the Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (II) has timely filed for a favorable determination letter from the IRS during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the IRS, (III) has filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired or (IV) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the IRS with respect to such prototype plan. No event has occurred which would cause the loss of the Borrower’s or any ERISA Affiliate’s reliance on the Qualified Plan’s favorable determination letter or opinion letter.
               (c) With respect to any Employee Benefit Plan that is a retiree welfare benefit arrangement, all amounts have been accrued on the Borrower’s financial statements in accordance with FASB ASC 715.
               (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) there are no pending or to the best of the Borrower’s knowledge, threatened claims, actions or lawsuits or action by any Governmental Authority participant or beneficiary with respect to a Employee Benefit Plan; (ii) there are no violations of the fiduciary responsibility rules with respect to any Employee Benefit Plan; and (iii) neither the Borrower nor ERISA Affiliate has engaged in a non-exempt “prohibited transaction,” as defined in

Section 406 of ERISA and Section 4975 of the Code, in connection with any Employee Benefit Plan, that would subject the Borrower to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code.
          Section 4.11. Ownership of Property.
               (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its real and personal property material to the operation of its respective business. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiaries are valid and subsisting and are in full force.
               (b) Each of the Borrower and its Subsidiaries has good and marketable title to and ownership of all of the material assets described as being owned by Borrower or its Subsidiaries in the Borrower’s most recent consolidated financial statements, free and clear of all Liens, except for Permitted Encumbrances and those other Liens allowed by Section 7.2.
               (c) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.
               (d) The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower (other than Persons who are Affiliates solely by virtue of their ownership of Equity Interests in the Borrower), in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates.
          Section 4.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          Section 4.13. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, except those that could not reasonably be expected to have a Material Adverse Effect and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the

Borrower’s knowledge, threatened against any of them before any Governmental Authority, except those that could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          Section 4.14. Subsidiaries. Schedule 4.14 sets forth the names of, the address of, the states of incorporation or organization, and the ownership interest of the Borrower in, and the type of, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the Closing Date. The Borrower uses no trade names.
          Section 4.15. Personal Holding Company; Subchapter S. Neither Borrower nor any Subsidiary is a “personal holding company” as defined in Section 542 of the Code, and neither Borrower nor any Subsidiary is a “Subchapter S” corporation within the meaning of the Code.
          Section 4.16. Solvency. Borrower and each Subsidiary (other than an Excluded Subsidiary) are solvent as of the date hereof (after giving effect to the incurrence of Indebtedness under this Agreement and the incurrence of the Private Placement Indebtedness) and shall remain solvent at all times hereafter. Borrower and each Subsidiary (other than an Excluded Subsidiary) are generally paying their respective debts as they mature and the fair value of Borrower’s and such Subsidiary’s assets substantially exceeds the sum total of their respective liabilities.
          Section 4.17. Foreign Assets Control Regulations, Etc. Neither the making of any Loan nor the use of the proceeds thereof will violate (a) the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (b) the Patriot Act or (c) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism). Without limiting the foregoing, neither Borrower nor any of its Subsidiaries is or will become a “blocked person” as described in Section 1 of such Executive Order or engages or will engage in any dealings or transactions with, or is otherwise associated with, any such blocked person.
          Section 4.18. OFAC. None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has any assets in Sanctioned Countries, or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. Solely for purposes of this Section 4.18, “Affiliate of the Borrower” shall not include any Person who is an Affiliate of the Borrower solely by virtue of its ownership of Equity Interests in the Borrower unless the Borrower has actual knowledge that such Person would be included in any of the foregoing clauses (i), (ii) or (iii).

          Section 4.19. Capital. Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is engaged.
          Section 4.20. Health Care Permits. To the extent required by the Health Care Laws, all Subsidiaries (i) hold all Health Care Permits required to operate their respective businesses as conducted from time to time and (ii) are certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the “Medicare and Medicaid Programs”), except where the failure to hold such Health Care Permits or hold such certifications would not reasonably be expected to have a Material Adverse Effect.
               (b) Neither the Borrower nor any Subsidiary has received any notice (i) alleging that it fails or has failed to hold any Health Care Permit, or (ii) of any action pending or recommended by any Governmental Authority of competent jurisdiction to revoke, limit, withdraw or suspend any Health Care Permit, except where the matters disclosed in any such notice would not reasonably be expected to have a Material Adverse Effect.
               (c) Each physician performing services at an ambulatory surgery center operated by a Subsidiary is credentialed to perform services at such facility through the medical staff bylaws of such Subsidiary, except where such failure would not reasonably be expected to have a Material Adverse Effect. Each Health Care Provider providing services at an ambulatory surgery center operated by a Subsidiary holds a current and unrestricted professional license or certification from a Governmental Authority, as required under the Health Care Laws, except where failure would not reasonably be expected to have a Material Adverse Effect.
          Section 4.21. Health Care Laws. Except where violation of or non-compliance with Health Care Laws could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary nor any Person acting on behalf of the Borrower or any Subsidiary has, directly or indirectly: (i) engaged in any activity, participated in any relationship or arrangement, made any omission, or taken any other action whatsoever which, alone or collectively, is a violation of any Health Care Laws; (ii) with respect to any item or service offered by any Subsidiaries for which payment is made in whole or in part under a Federal Health Care Program, offered or paid any remuneration or other thing of value, in cash or in kind, to, or made any financial arrangements with, any past, present or potential customer, patient, physician, other provider, contractors or third party payor or any other Person other than in compliance with all Health Care Laws; and (iii) with respect to any item or service offered by any Subsidiaries for which payment is made in whole or in part under a Federal Health Care Program, given or agreed to give, nor is there any past or future agreement to give, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential customer, patient, physician, other provider, contractor, third party payor or any other Person other than in compliance with all Health Care Laws.
               (b) Except where violation of or non-compliance with Health Care Laws could not reasonably be expected to result in a Material Adverse Effect, to the extent they participate in the Medicare and Medicaid Programs, all Subsidiaries in which ownership or membership interests are held by physicians or other Persons in a position to refer patients to or to recommend the services provided by such Subsidiaries are operated and, to the knowledge of Borrower and its Subsidiaries, have been formed in compliance with all applicable Health Care Laws.

               (c) There are no Claims against the Borrower or any Subsidiary (including the receipt of written communication from any Governmental Authorities) in connection with or related to any alleged violation of Health Care Laws that would reasonably be expected to have a Material Adverse Effect.
               (d) All billings and claims submitted by a Subsidiary to a third party payor of health care benefits (including Federal Health Care Programs) have been complete and accurate in all respects and have been prepared in compliance with the Health Care Laws, except where such failure would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has paid or caused to be paid, or shall pay or cause to be paid in accordance with applicable Health Care Laws, all known and undisputed refunds, overpayments or adjustments which have become due under the Federal Health Care Programs, except where such failure would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has paid or caused to be paid all known and undisputed refunds, overpayments or adjustments which have become due to any other third party payor of health care benefits for any undisputed refund, overpayment or adjustment, except where such failure could not reasonably be expected to have a Material Adverse Effect.
               (e) Neither the Borrower nor any Subsidiary is subject to or has received written notice of any program integrity review conducted by any Governmental Authority in connection with any Federal Health Care Programs, nor has the Borrower or any Subsidiary received a subpoena, civil investigative demand, search warrant, or other similar written notice that it currently is or will be the subject of any investigation regarding violation of Health Care Laws by any Governmental Authority that could reasonably be expected to result in a Material Adverse Effect.
               (f) None of the Subsidiaries is or has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any non-Federal Health Care Programs third party payor of health care benefits based upon any alleged violation of Health Care Laws by or other improper activity on the part of the Borrower, any Subsidiary that could reasonably be expected to have a Material Adverse Effect.
               (g) None of the Borrower or the Subsidiaries or their owners, managers, directors, managing employees (as such term is defined in 43 USC §1320a 5(b)), Health Care Providers or physicians who are credentialed to perform services at ambulatory surgery centers operated by the Subsidiaries are currently excluded from, prohibited from or, to the knowledge of Borrower or the Subsidiaries, threatened with exclusion from participation in any Federal Health Care Programs to the extent such exclusion or failure could reasonably be expected to result in a Material Adverse Effect.
          Section 4.22. HIPAA. The Borrower is, and each of its Subsidiaries are, in material compliance with the applicable privacy, security, transaction standards, breach notification, and other provisions and requirements of HIPAA and any comparable state laws.
               (b) Neither the Borrower nor any Subsidiary has received any written communication from any Governmental Authority that alleges that the Borrower or any Subsidiary is not in material compliance with the applicable privacy, security, transaction standards, breach notification and other provisions and requirements of HIPAA or any comparable state laws.

               (c) To the knowledge of the Borrower, no Breach has occurred with respect to any unsecured Protected Health Information maintained by or for the Borrower or any Subsidiary that is subject to the notification requirements of 45 C.F.R. §§ 164.406 or 164.408(b), and no information security or privacy breach event has occurred that would require notification to any Governmental Authority under state laws.
ARTICLE V
AFFIRMATIVE COVENANTS
               The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or LC Disbursements remains unpaid or any Letter of Credit remains outstanding:
          Section 5.1. Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent and each Lender (subject to Section 10.1(b)):
               (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual unqualified audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated and unaudited consolidating balance sheet and income statement of the Borrower and its Subsidiaries as of and for the end of such Fiscal Year and the related consolidated statements of shareholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth for the consolidated statements only in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Deloitte & Touche, LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
               (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters, an unaudited consolidated balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the then elapsed portion of such Fiscal Year and the related unaudited consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous Fiscal Year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
               (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by a Responsible Officer in the form of Schedule 5.1(c), (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI, Section 7.4(g), Section 7.5 (showing the amount of any dividends and any purchases of treasury stock) and Section 7.6 (showing compliance with Section 7.6(c)), and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
               (d) within ninety (90) days after the end of each Fiscal Year, the Borrower shall provide to the Administrative Agent its consolidated annual budget;
               (e) within forty-five (45) days after the end of each Fiscal Quarter, the Borrower shall provide to the Administrative Agent its Consolidated Statements of Operations Data, with quarterly operating history;
               (f) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Developed Center Information Package, including the Surgery Center Location Report for existing surgery centers, together with the information submitted to the Board of Directors for each new surgery center acquired during the prior Fiscal Quarter;
               (g) prompt notice of (but in any event not later than three (3) Business Days after) the filing of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided, that, in the case of this clause (g), such notice shall only be required to be provided to the Administrative Agent;
               (h) to the extent not provided above in this Section 5.1, all reports, statements, certificates, notices or other writings required to be delivered pursuant to paragraphs 5A and 5B of the Note Purchase Agreement within the times required therein;
               (i) promptly (but in any event not later than three (3) Business Days) after entering into any amendment, waiver, supplement or other modification of or to any Private Placement Documents, a certified copy of such amendment, modification, waiver or supplement; and
               (j) promptly upon receipt of copies of any management letters delivered to Borrower by its auditors and promptly following any request therefore, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.
In the event that any financial statement delivered pursuant to clauses (a) or (b) immediately above or any Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or any Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such

Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined in accordance with the corrected Compliance Certificate, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent to the Obligations. This Section 5.1 shall not limit the rights of the Administrative Agent or the Lenders with respect to Article VIII or any rights to charge and collect interest at the Default Rate.
          Section 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender (subject to Section 10.1(b)) prompt written notice (and, in any event, not later than three (3) Business Days after a Responsible Officer becomes aware thereof) of the following:
               (a) the occurrence of any Default or Event of Default;
               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
               (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
               (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000;
               (e) the occurrence of any default or event of default, or the receipt by Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of the Borrower or any of its Subsidiaries;
               (f) the early termination or material breach by any Person of a Material Contract (and, with respect to any Person other than a Loan Party, to the extent the Borrower has knowledge of such termination or breach); and
               (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
               Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          Section 5.3. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect: (i) its legal existence, and (ii) its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business except where such failure would not cause a Material Adverse Effect.
               (b) The Borrower will, and will cause each of its Subsidiaries to engage in the same business as presently conducted or such other businesses that are reasonably related, ancillary or complimentary thereto; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3; provided, further, that, with respect to any Investment permitted by Section 7.4(i), such Investment shall not be limited by this clause (b) so long as such Investment is in a Person that is and continues to be engaged solely in the healthcare or healthcare management business.
          Section 5.4. Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements (including, without limitation, environmental laws, employee benefits laws, and ERISA) of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          Section 5.5. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          Section 5.6. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.
          Section 5.7. Visitation, Inspection, Etc. To the extent permitted by applicable law, the Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent, to visit and inspect its properties, to make field audits, to examine its books and records (excluding any confidential patient records required by law to be excluded from such examination) and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent may reasonably request after reasonable prior notice to the Borrower, provided that the Administrative Agent may not make field audits at any one location more than once in every twelve (12) months without the consent of the Borrower; provided, further, if an Event of Default has occurred and is continuing, no prior notice shall be required and no limitation on field audits shall apply.

          Section 5.8. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, subject to ordinary wear and tear except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations. The Borrower will cause the Administrative Agent, for the benefit of the Lenders, to be named additional insured on all liability policies of the Loan Parties.
          Section 5.9. Use of Proceeds. The Borrower will use the proceeds of the initial Loans to refinance the Indebtedness evidenced by the Existing Credit Agreement and to pay the transaction fees, costs and expenses related to the transactions contemplated by this Agreement and the other Loan Documents, and thereafter to finance general corporate needs, including working capital, Capital Expenditures, newly developed surgery centers, share repurchases, and for permitted Acquisitions or other acquisitions expressly permitted by this Agreement, all in accordance with the terms hereof. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.
          Section 5.10. Additional Subsidiaries.
               (a) If any additional Wholly Owned Subsidiary is acquired or formed by Borrower, the Borrower shall within fifteen (15) Business Days after such Wholly Owned Subsidiary is acquired or formed: (i) if such Wholly Owned Subsidiary is a corporation, execute a stock pledge agreement in substantially the same form as the Stock Pledge Agreement (or enter into an amendment or joinder to the Stock Pledge Agreement) pledging to the Collateral Agent all of the stock or other evidence of ownership interest it presently holds and acquires in such Wholly Owned Subsidiary, and the Borrower shall deliver along with such Stock Pledge Agreement, joinder or amendment the securities described therein, and a stock power, all of which shall be in form and substance satisfactory to Collateral Agent, (ii) if such Wholly Owned Subsidiary is not a corporation, execute such security agreements as are reasonably satisfactory to the Collateral Agent pledging to the Collateral Agent all of the ownership interest the Borrower holds and acquires in such Wholly Owned Subsidiary, including, without limitation, all presently existing and hereafter arising right, title, and interest in and to distributions, payments, general intangibles, accounts, and other tangible and intangible property and (iii) cause such Wholly Owned Subsidiary to execute a Subsidiary Guarantee Agreement and an Indemnity and Contribution Agreement (or appropriate amendments or joinders to the existing Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement), all of which shall be in form and substance satisfactory to Collateral Agent. The Collateral Agent is hereby authorized to file such UCC financing statements necessary to perfect the security interests described herein, all without the necessity of Borrower’s execution thereof.
               (b) If any Subsidiary (other than a Wholly Owned Subsidiary) is acquired or formed by a Wholly Owned Subsidiary or the Borrower, the applicable Wholly Owned Subsidiary or

Borrower, as applicable, within fifteen (15) Business Days after such Subsidiary is acquired or formed, shall, subject to the Release Provision, execute a Pledge Agreement, pledging its interest in such Subsidiary, and in the event such Subsidiary is not a corporation, execute such security agreements as are reasonably satisfactory to the Collateral Agent pledging to the Collateral Agent the ownership interest that the Borrower or such applicable Wholly Owned Subsidiary holds and acquires in such Subsidiary, all of which shall be in form and substance satisfactory to Collateral Agent. The Collateral Agent is hereby authorized to file such UCC financing statements necessary to perfect the security interest described herein, all without the necessity of Borrower’s or such Wholly Owned Subsidiary’s execution thereof.
               (c) In connection with the acquisition or formation of any Wholly Owned Subsidiary or other Subsidiary referenced in subparts (a) and (b) above, the Borrower shall also cause the Administrative Agent to receive simultaneously with the documentation referenced above the resolution of the respective Person executing such documentation and an opinion letter issued by Borrower’s legal counsel regarding such matters as may be reasonably required by the Administrative Agent.
               (d) In connection with the acquisition or formation of any Subsidiary referenced in clauses (a) and/or (b) immediately above, the Borrower shall cause the acquisition and formation of such Subsidiaries to be in compliance with all applicable Health Care Laws.
               (e) Notwithstanding the requirements set forth in the foregoing clauses (a) and (b) of this Section 5.10, neither the Borrower nor any Subsidiary shall be required to pledge or cause to be pledged to the Collateral Agent any Equity Interests acquired by the Borrower or its Subsidiaries after the Closing Date if the issuer of such Equity Interests does not, directly or indirectly, own, operate or manage a surgery center; provided, that, in no event shall the aggregate fair market value of all Equity Interests owned by the Borrower or its Subsidiaries in which the Collateral Agent does not have a perfected Lien exceed ten percent (10%) of the Borrower’s consolidated total assets, determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.1(a).
          Section 5.11. Security Documents.
               (a) The Borrower will cooperate with the Administrative Agent to cause an annual review to be undertaken of the Security Documents and the procedures required for compliance by any Loan Party with the requirements contained therein and in Section 5.10 herein, and following such review the Borrower will, and will cause each Loan Party, to undertake any actions and implement such procedures to maintain compliance by each Loan Party with the requirements, purpose, and intent of the Security Documents and Section 5.10 herein.
               (b) The Borrower agrees that upon the occurrence of an Event of Default, or at any such other time in the reasonable discretion of the Required Lenders or the Administrative Agent and after consultation with the Borrower, the Administrative Agent may cause to be filed any such UCC financing statements (and amendments thereto) as it deems necessary to perfect the security interests described in the Security Documents and/or to comply with any federal, state, or local governmental requirements, and that in connection with such filing, cause all fees, indebtedness taxes, or other charges to be paid, all without the necessity of Borrower’s or such Loan

Party’s execution thereof, at Borrower’s expense, which Borrower agrees to pay to the Administrative Agent immediately upon receipt of written notice thereof.
          Section 5.12. Health Care. Without limiting the generality of any other covenant contained in this Agreement, the Borrower shall, and shall cause each Subsidiary to: (a) conduct their operations in material compliance with all applicable Health Care Laws; (b) notify the Administrative Agent promptly after the Borrower or any Subsidiary becomes aware of any violation of Health Care Laws by the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; (c) promptly forward to the Administrative Agent notice of receipt by the Borrower or any Subsidiary of any subpoena, search warrant, civil investigative demand or other request or investigation by a Governmental Authority with respect to a possible violation of Health Care Laws by the Borrower or any Subsidiary (a “Governmental Subpoena”) (but excluding (A) state licensure and Medicare certification and participation surveys by a Governmental Authority with respect to a possible violation of Health Care Laws, unless any deficiencies are of a kind that do result or likely will result in the issuance of a notice of suspension or termination of any license, payment, or provider or supplier number or agreement, and (B) routine audits and information requests); and (d) promptly forward a copy of the Governmental Subpoena to the Administrative Agent, unless the Governmental Authority requests that the Borrower or any Subsidiary not provide such a copy to third parties; provided, however, that if the Governmental Authority requests that the Borrower or any Subsidiary not provide such a copy, then the Borrower will, or will cause the applicable Subsidiary to in good faith request the Governmental Authority’s permission to provide a copy of the Governmental Subpoena to the Administrative Agent, subject to the Governmental Authority’s reasonable conditions on such permission (which may include an agreement by the Administrative Agent to keep the contents of the Governmental Subpoena confidential); provided, further, that if the Governmental Authority does not grant such permission, then the Borrower or the Subsidiary receiving the Governmental Subpoena will promptly provide to the Administrative Agent a reasonably detailed summary of the information and items requested in the Governmental Subpoena.
          Section 5.13. Further Assurances.
               The Borrower will, and will cause each Subsidiary to, execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents.
          Section 5.14. Covenant to Secure Obligations Equally.
               The Borrower will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 10.2), make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the Administrative Agent to enforce the provisions of Section 7.2.
          Section 5.15. Guaranteed Obligations.

               The Borrower covenants that if any Person guarantees or provides collateral in any manner for any Indebtedness of the Borrower arising under or in connection with the Note Purchase Agreement, it will simultaneously cause such Person to guarantee or provide collateral for the Obligations equally and ratably with all Indebtedness guaranteed or secured by such Person pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.
ARTICLE VI
FINANCIAL COVENANTS
               The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:
          Section 6.1. Leverage Ratio. The Borrower shall maintain, on a consolidated basis and as calculated at the end of each Fiscal Quarter, a Leverage Ratio of not greater than 3.25 to 1.00.
          Section 6.2. Interest Coverage Ratio. The Borrower shall maintain, on a consolidated basis and as calculated at the end of each Fiscal Quarter on a rolling four quarter basis, a ratio of (a) the sum of (i) EBITDA, plus (ii) Consolidated Lease Expense to (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense of not less than 2.00 to 1.00.
          Section 6.3. Consolidated Net Worth. The Borrower, on a consolidated basis, shall maintain at all times a Consolidated Net Worth, as measured on the last day of each Fiscal Quarter, of not less than (a) $378,837,000, plus (b) fifty percent (50%) of its cumulative positive Consolidated Net Income since December 31, 2009 plus (c) one hundred percent (100%) of the net proceeds received from the issuance, sale, or disposition of the Borrower’s Capital Stock (common, preferred, or special), converted into or exchanged for Capital Stock, and any rights, options, warrants, and similar instruments from December 31, 2009 to any date of determination less (d) the amount equal to Borrower’s treasury stock purchases permitted by Section 7.5(a) herein measured from December 31, 2009 to any date of determination.
ARTICLE VII
NEGATIVE COVENANTS
               The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or LC Disbursement remains unpaid or any Letter of Credit remains outstanding:
          Section 7.1. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
               (a) Indebtedness arising under the Loan Documents;
               (b) Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof (all Indebtedness existing on the date hereof with a principal or committed amount outstanding equal to or greater than $250,000 is set forth on Schedule 7.1 attached hereto);
               (c) Intercompany Loans not to exceed in the aggregate at any time outstanding an amount equal to forty percent (40%) of the sum of EBITDA for the relevant Four-Quarter Period, plus expense attributed to noncontrolling interests as identified as the line item “noncontrolling interests” on Borrower’s Consolidated Statements of Earnings;
               (d) Indebtedness in respect of Hedging Obligations permitted by Section 7.10;
               (e) Permitted Subordinated Debt in an aggregate principal amount not to exceed $50,000,000 at any time;
               (f) Private Placement Indebtedness, including refundings, refinancings and replacements thereof, and amendments or modifications to the Private Placement Documents; provided, however, that the aggregate principal amount of such Private Placement Indebtedness shall not at any time exceed $100,000,000 and all Guarantees thereof by Subsidiaries of the Borrower that have also guaranteed the Obligations; and
               (g) Indebtedness that does not exceed the Debt Basket Amount at any time of determination, inclusive of all amounts referenced in Section 7.1(b) above, but specifically excluding all amounts referred in Sections 7.1(a), Section 7.1(c), Section 7.1(d), Section 7.1(e) and Section 7.1(f) above.
The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or any other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by the Borrower or such Subsidiary at the option of the holder thereof, in whole or in part or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Maturity Date.
          Section 7.2. Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”):
               (a) Liens securing the Obligations and Liens in favor of the Collateral Agent pursuant to the Security Documents securing the “Obligations” (under and as defined in the Note Purchase Agreement as in effect on the date hereof) pari passu (and pursuant to the Intercreditor Agreement) with the Obligations;
               (b) Permitted Encumbrances;
               (c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) only Liens securing Indebtedness or other obligations in excess of $250,000 as of the Closing Date are required to be disclosed on Schedule 7.2; and
               (d) Liens securing the Indebtedness permitted under Section 7.1(c) and/or Section 7.1(g) above; provided that such Liens shall not encumber any of the Collateral; and
               (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.
          Section 7.3. Fundamental Changes. Except as otherwise expressly permitted by Section 7.6(c), the Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the surviving Person, (iii) any Subsidiary may merge into the Borrower if Borrower is the surviving Person, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Wholly Owned Subsidiary, (v) any Subsidiary that is no longer operational as a result of a sale or disposition permitted by Section 7.6(c) shall be permitted to liquidate or dissolve and (vi) any Subsidiary (other than a Wholly Owned Subsidiary) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.
          Section 7.4. Investments, Loans, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger), any Capital Stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of a Person, or any assets of any other Person that constitute a business unit or division of any other Person, or create or form any Subsidiary (all of the foregoing being collectively called “Investments”), except:
               (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);
               (b) Permitted Investments;

               (c) Intercompany Loans not to exceed the amount specified in Section 7.1(c) herein;
               (d) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses not to exceed $250,000 in the aggregate outstanding amount;
               (e) Hedging Transactions permitted by Section 7.10;
               (f) the purchase or other acquisition of Capital Stock of one or more Non-Consolidated Entities so long as the aggregate amount of such Investments does not exceed either clause (i) or clause (ii) of the definition of Minority Investment Amount; provided however, that (x) at the time of such purchase or other acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) no such purchase or acquisition shall be made if the Borrower would not be in compliance on a Pro Forma Basis with the financial covenants set forth in Article VI recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available;
               (g) Investments permitted by, and made in accordance with, Section 7.13;
               (h) subject to compliance with Section 5.10, Investments made in newly formed Subsidiaries for the purpose of developing new surgery centers; and
               (i) other Investments in an aggregate amount not to exceed $12,500,000 in any Fiscal Year; provided, that the aggregate amount of Investments made under this clause (h) shall not exceed $30,000,000 in the aggregate during the term of this Agreement.
          Section 7.5. Restricted Payments.
               (a) Except for dividends or distributions payable from a Wholly Owned Subsidiary to the Borrower, the Borrower will not, and will not permit any of its corporate Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any Equity Interest, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of treasury stock (each, a “Restricted Payment”); provided however, that, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower shall be permitted to declare and pay dividends in an amount not to exceed $10,000,000 in the aggregate in any Fiscal Year and (ii) the Borrower shall be permitted to purchase in the aggregate after the Closing Date treasury stock totaling no greater than (x) $75,000,000 plus (y) one hundred percent (100%) of the Net Equity Proceeds received by the Borrower after the Closing Date from the exercise of options or warrants to purchase the Borrower’s common stock; provided, further, that no Restricted Payment shall be made hereunder unless, and only unless, the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Article VI recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available;

               (b) Upon the occurrence, and during the continuance of, a Default or Event of Default, Borrower will not, and will not permit any of its corporate Subsidiaries to, pay or make, or agree to pay or make, directly or indirectly, any principal payments against any Intercompany Loans.
          Section 7.6. Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of to any Person other than to Borrower or a Wholly Owned Subsidiary, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than the Borrower or a Wholly Owned Subsidiary (or to qualify directors if required by applicable law), except:
               (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;
               (b) the sale of inventory and Permitted Investments in the ordinary course of business;
               (c) the sale or other disposition of one or more surgery centers (whether such sale or disposition is structured as an asset sale or a sale of all of the Equity Interests held by the Borrower or one of its Wholly Owned Subsidiaries in a Subsidiary whose sole asset is (or substantially all of its assets are comprised of) a surgery center) or Equity Interests in a Subsidiary whose sole asset is a surgery center; provided, that (i) no sale or other disposition of a surgery center or Equity Interests in a Subsidiary whose sole asset is a surgery center shall be permitted if such sale or disposition would constitute a Material Sale and (ii) at the time of such sale or other disposition, the Borrower shall have certified to the Administrative Agent and the Collateral Agent a reasonably detailed calculation of the Net Disposition Proceeds from such sale or disposition and that such sale or disposition does not constitute a Material Sale; or
               (d) the sale or other transfer by the Borrower or a Wholly Owned Subsidiary of Equity Interests in a Subsidiary to a physician or group of physicians who have a business relationship with such Subsidiary; provided that in no event shall such transfer reduce the ownership interest of the Borrower or any Wholly Owned Subsidiary in such Subsidiary below fifty-one percent (51%) (unless such transfer is a sale or disposition effected pursuant to clause (c) immediately above).
          Section 7.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Wholly Owned Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.
          Section 7.8. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) except for restrictions in certain limited partnership agreements on the ability of a partner to transfer partnership interests for the Subsidiaries set forth on Schedule 7.8, the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Loan Document or the Private Placement Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.
          Section 7.9. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
          Section 7.10. Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transactions, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.
          Section 7.11. Amendment to Material Documents.
               (a) The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under (a) its certificate of incorporation, bylaws or other organizational documents or (b) any Material Contract to which it is a party.
               (b) Upon the occurrence, and during the continuance of, a Default or Event of Default, the Borrower will not, and will not permit any of its corporate Subsidiaries to, amend or terminate, or agree to, amend or terminate, directly or indirectly, any Intercompany Loans.

          Section 7.12. Accounting Changes. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.
          Section 7.13. Acquisitions.
               (a) Without the prior written consent of the Required Lenders, the Borrower may not make any Acquisition unless such Acquisition satisfies all of the following conditions:
          (i) the total consideration (including cash, stock, personal property, debt assumed, and other property) exchanged for any single Acquisition does not exceed $30,000,000;
          (ii) at least one (1) Business Day before any Acquisition for a total consideration equal to or in excess of $20,000,000 not requiring Required Lender approval, and at least fifteen (15) days before any Acquisition for a total consideration equal to or in excess of $30,000,000 requiring Required Lender approval, the Borrower delivers to Administrative Agent and Lenders the Acquisition Information Package; and
          (iii) the Borrower shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein within the time period required under Section 5.10.
               (b) The Borrower may not make an Acquisition that does not comply with subsection (a) hereof unless the Borrower obtains the prior approval in writing of the Required Lenders as evidenced by an Acquisition Approval Letter and satisfaction of the following conditions:
          (i) at least fifteen (15) Business Days prior to the proposed Acquisition the Borrower delivers to Administrative Agent and Lenders the Acquisition Information Package (it being understood that the Lenders shall use reasonable efforts to notify the Borrower within ten (10) Business Days after receipt of the Acquisition Information Package of their decision to approve or disapprove the proposed Acquisition); and
          (ii) if the Required Lenders approve the Acquisition, then within the time period required under Section 5.10, the Borrower shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein.
          Section 7.14. Subsidiaries.
               Except for Investments permitted by Section 7.4(f):
               (a) The Borrower may not hold an ownership interest in any Person except a Wholly Owned Subsidiary.
               (b) A Wholly Owned Subsidiary may not hold an ownership interest in any Person except for a Subsidiary.

          Section 7.15. ERISA Violation. The Borrower will not, and will not permit any of its Subsidiaries, to engage in any transaction, take any action, or fail to take any action which could reasonably be expected to subject the Borrower, any Subsidiary of Borrower, or any Affiliate of the Borrower or any Subsidiary of Borrower to a material civil penalty pursuant to an ERISA violation.
          Section 7.16. Government Regulation. Neither the Borrower nor any of its Subsidiaries will (a) be or become subject at any time to any law, regulation, or list of any Government Authority of the United States (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act.
          Section 7.17. Permitted Subordinated Indebtedness.
               (a) The Borrower will not, and will not permit any of its Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value any Permitted Subordinated Debt, or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt that is not expressly permitted by the subordination provisions of the Subordinated Debt Documents.
               (b) The Borrower will not, and will not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Borrower or any such Subsidiary; or (iv) otherwise increase the obligations of the Borrower or any Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Borrower or any of its Subsidiaries or to the Administrative Agent or the Lenders.
          Section 7.18. Most Favored Lender Status. The Borrower will not, directly or indirectly, and will not permit any other Loan Party to amend or modify the Private Placement Documents to include one or more Additional Covenants or Additional Defaults, unless in each case the Borrower contemporaneously executes an amendment to this Agreement, in form and substance reasonably satisfactory to the Required Lenders, to include such Additional Covenants or Additional Defaults herein; provided, that to the extent that the Borrower or any Loan Party shall enter into, assume or otherwise become bound by or obligated under such amendment or agreement containing one or more Additional Covenants or Additional Defaults without amending this Agreement to include such Additional Covenants or Additional Defaults, the terms of this Agreement shall nonetheless, without any further action on the part of the Borrower or any Lender, be deemed or amended automatically to include each Additional Covenant and each Additional Default contained in such amendment or agreement. If the Borrower shall enter into a new note purchase agreement or other agreement to replace or refinance the Note Purchase Agreement, the terms in such new or replacement agreement governing prepayment from the proceeds of asset dispositions shall be materially the same as the applicable prepayment provisions in the Note Purchase Agreement on the date hereof.
               (b) The Borrower will not, directly or indirectly, amend or otherwise modify or permit any amendment or other modification of paragraph 4G of the Note Purchase Agreement, unless such amendment or modification is reasonably satisfactory to the Administrative Agent and the Required Lenders and the Borrower contemporaneously offers to execute (and if requested by the Administrative Agent or the Required Lenders, executes) an amendment to this Agreement, in form and substance reasonably satisfactory to the Required Lenders, to include the same such amendment or modification (or the functional equivalent thereof); provided, that the Borrower shall provide to the Administrative Agent and the Lenders, no less than five (5) Business Days prior to the effectiveness of any such proposed amendment or modification to the Note Purchase Agreement, a copy of the final version of such proposed amendment or modification to the Note Purchase Agreement.
ARTICLE VIII
EVENTS OF DEFAULT
          Section 8.1. Events of Default. If any of the following events (each an “Event of Default”) shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
               (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursements when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or
               (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or
               (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3 (with respect to the Borrower’s existence), 5.7 or Articles VI or VII; or
               (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

               (f) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition constitutes a default or accelerates, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable prior to the stated maturity date thereof; or any such Material Indebtedness shall be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
               (g) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
               (i) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or
               (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect for the Borrower and the Subsidiaries; or
               (k) any uninsured judgment or order for the payment of money in excess of $2,000,000, in the aggregate, or in such amount that would result in a Material Adverse Effect, shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed within fifteen (15) days after the commencement thereof, or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
               (l) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
               (m) a Change in Control shall occur or exist; or
               (n) any material provision of any Subsidiary Guarantee Agreement, the Security Documents, or any other document securing the Obligations of Borrower and the Subsidiaries hereunder shall for any reason cease to be valid and binding on, or enforceable against the Borrower or the Subsidiaries; or
               (o) Borrower or any Subsidiary violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America or of any state or jurisdiction thereof which violation has a Material Adverse Effect or Borrower or any Subsidiary fails or refuses at any time to remain current in its financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower are traded;
               (p) a default shall occur under any other Loan Document and shall continue beyond any applicable notice and cure period;
               (q) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of the business of the Borrower and its Subsidiaries and such order shall continue in effect for more than thirty (30) days if such event or circumstance is not covered by business interruption insurance and could have a Material Adverse Effect;
               (r) the loss, suspension or revocation of, or failure to renew, any license, permit or authorization now held or hereafter acquired by the Borrower or any of its Subsidiaries, or any other action shall be taken by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable law if such loss, suspension, revocation or failure to renew or other action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
               (s) any default or event of default (after giving effect to any grace period) shall have occurred and be continuing under the Subordinated Debt Documents or any Subordinated Debt Document shall cease to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail for any reason to rank senior in priority to the Indebtedness under the Subordinated Debt Documents, or all or any part of the Permitted Subordinated Debt is accelerated, is declared to be due and payable is required to be prepaid or redeemed, in each case prior to the stated maturity thereof;

               (t) an “Event of Default” under and as defined in the Note Purchase Agreement shall have occurred; or
               (u) an event of default shall exist under any Hedging Transaction with a Hedge Provider (taking into account any applicable cure or grace period provisions thereof);
then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) exercise all remedies contained in any other Loan Document; and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
     Solely for the purposes of determining whether a Default or an Event of Default has occurred under clauses (g), (h) or (i) of this Section 8.1, any reference in any such clause to a Subsidiary shall be deemed not to include any Subsidiary (such Subsidiary, an “Excluded Subsidiary”) affected by any event or circumstance referred to in any such clause that did not (x) as of the last day of the Fiscal Quarter most recently ended, have assets with a value (determined on a consolidated basis) in excess of 1.0% of the consolidated total assets of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter or (y) have revenues (determined on a consolidated basis) for the Four Quarter Period in excess 1.0% of the total revenues of the Borrower and its Subsidiaries for such Four Quarter Period; provided that if it is necessary to exclude more than one Subsidiary from clause (g), (h) or (i) of this Section 8.1 pursuant to this paragraph in order to avoid a Default or an Event of Default, all Excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.
          Section 8.2. Application of Proceeds from Collateral.
               Subject to the Intercreditor Agreement, all proceeds from each sale of, or other realization upon, all or any part of the Collateral by the Administrative Agent or any of the Lenders during the existence of an Event of Default shall be applied as follows:
               (a) first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;
               (b) second, to the fees and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

               (c) third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
               (d) fourth, to the fees due and payable under clauses (b) and (c) of Section 2.13 of this Agreement and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;
               (e) fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure and, to the extent secured by Liens, the Ancillary Credit Exposure of the Borrower and the other Loan Parties, until the same shall have been paid in full, allocated pro rata among the Lenders and any Affiliates of Lenders that hold such Obligations based on their respective pro rata shares of the aggregate amount of such Obligations;
               (f) sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is equal to 105% of the LC Exposure after giving effect to the foregoing clause fifth;
               (g) seventh, to all other Obligations until the same shall have been paid in full; and
               (h) eighth, to the extent any proceeds remain, to the Borrower or other parties lawfully entitled thereto.
All amounts allocated pursuant to the foregoing clauses second through seventh to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided, however, that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clause fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g).
          Section 8.3. Other Remedies.
               If any Event of Default or Default shall occur and be continuing, the Administrative Agent may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Administrative Agent in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement and may direct the Collateral Agent in accordance with the Intercreditor Agreement to exercise on behalf of the Lenders all rights and remedies available to the Lenders under the Security Documents. No remedy conferred in this Agreement upon the Lenders is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE IX
THE ADMINISTRATIVE AGENT
          Section 9.1. Appointment of Administrative Agent.
               (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
               (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.
          Section 9.2. Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
          Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder. Each of the Lenders acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.
          Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
          Section 9.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
          Section 9.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.
          Section 9.7. Successor Administrative Agent.
               (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $5,000,000,000.
               (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents, and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
          Section 9.8. Authorization to Execute other Loan Documents; Collateral. (a) Each Lender authorizes the Administrative Agent to enter into each of the Loan Documents to which it is a party (other than this Agreement) and to take all action contemplated by such Loan Documents. Each Lender agrees (except to the extent provided in Section 9.7(b) following the resignation of the Administrative Agent) that no Lender, other than the Administrative Agent acting on behalf of all Lenders or the Collateral Agent acting in accordance with the Intercreditor Agreement, shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders, upon the terms of the Loan Documents.
               (b) In the event that any Collateral is pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent.
               (c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations or the transactions contemplated hereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder; (iv) upon the release of a Subsidiary Guaranty Agreement made or Lien granted by a Subsidiary in the case of the sale of the Subsidiary permitted by the terms of this Agreement; or (v) upon the release of any Lien on any assets which are transferred or disposed of in accordance with the terms of this Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this clause.
               (d) Upon any sale or transfer of assets constituting Collateral which is expressly permitted pursuant to the terms of any Loan Documents, or consented to in writing by the Required Lenders, and upon at least ten (10) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders, upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
          Section 9.9. No Other Duties, Etc. Each Lender and the Borrower (for itself and the other Loan Parties) hereby agrees that none of the Arrangers, Bookrunners, the Co-Documentation Agents or the Co-Syndication Agents listed on the cover page of this Agreement, in their capacities as such, shall have any duties or obligations under any Loan Documents to the Borrower, any Lender or any Loan Party.

          Section 9.10. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
          Section 9.11. Administrative Agent May File Proofs of Claim.
               (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
               (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
               (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
               (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Swingline Lender and the Issuing Bank to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.
               Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swingline Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X
MISCELLANEOUS
          Section 10.1. Notices.
               (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	AmSurg Corp.
20 Burton Hills Boulevard,
Suite 500
Nashville, Tennessee 37215
Attention: Claire Gulmi
Facsimile: (615) 665-0755

with a copy to:

Bass Berry & Sims
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
Attention: Mark Sheets
Facsimile: (615) 742-2758

To the Administrative Agent and the	SunTrust Bank
Swingline Lender:	303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Agency Services
Facsimile: (404) 724-3879

With copies to:	SunTrust Robinson Humphrey, Inc.
303 Peachtree Street, 24th Floor
MC 3956
Atlanta, Georgia 30308
Attention: Syndicated Finance
Facsimile: (404) 827-6514

and

SunTrust Bank
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attention: AmSurg Account Manager
Facsimile: (404) 588-7497

To the Issuing Bank:	SunTrust Bank
25 Park Place, N.E.
Mail Code 3706
Atlanta, Georgia 30303
Attention: Jon Conley
Facsimile: (404) 588-8129

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance Agreement executed by such Lender
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt or rejection thereof by the intended recipient or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent or the Issuing Bank shall not be effective until actually received or rejected by such Person at its address specified in this Section 10.1.
               (b) Documents required to be delivered pursuant to Sections 5.1 or 5.2 herein may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on such documents are posted on the Borrower’s behalf on an Internet or intranet website, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website, and whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent; and (ii) the Borrower shall notify the Administrative Agent of the posting of any such documents and shall provide to the Administrative Agent copies of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate required by Section 5.1(c) to the Administrative Agent. Except for such Compliance Certificate, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
               (c) Any agreement of the Administrative Agent, the Issuing Bank, and the Lenders herein to receive certain notices by telephone, facsimile or other electronic transmission is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank, and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank, and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank, or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans, the LC Exposure, and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank, and the Lenders

to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank, and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank, and the Lenders to be contained in any such telephonic or facsimile notice.
          Section 10.2. Waiver; Amendments.
               (a) No failure or delay by the Administrative Agent, the Issuing Bank, or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent, the Issuing Bank, or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank, and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Issuing Bank, or any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
               (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change any Section in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release the Borrower or any guarantor or limit the liability of the Borrower under the Loan Documents or any such guarantor under any guaranty agreement; (vii) except as contemplated by the Release Provision, releases related to liquidations and dissolutions permitted by Section 7.3(v) and Section 7.3(vi) and releases related to sales or dispositions permitted by Section 7.6(c), release all or substantially all Collateral or agree to subordinate any Lien in such Collateral to any other creditor of the Borrower or any Subsidiary, without the written consent of each

Lender; (viii) subordinate the Loans to any other Indebtedness without the consent of all Lenders, or (ix) increase the aggregate of all Commitments (other than pursuant to Section 2.23) without the consent of all of the Lenders; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything contained herein to the contrary, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have been terminated by the Borrower (with the consent of the Administrative Agent), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section notwithstanding (i) any attempted cure or other action taken by the Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section).
          Section 10.3. Expenses; Indemnification.
               (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of (outside) counsel (but not in-house counsel) for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated) (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Administrative Agent, the Issuing Bank, or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
               (b) The Borrower shall indemnify the Administrative Agent, the Arrangers, the Issuing Bank, the Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all costs, losses, liabilities, claims, damages and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any

Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the use by any Person of any information or materials obtained by or through SyndTrak or other internet web sites, (iv) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, further that the Borrower shall not be obligated to indemnify any Indemnitee for Excluded Taxes, the costs and expenses incurred in connection with the assignment of or participation in any Lender’s interest in the Loans or the LC Exposure, and attorney fees incurred by any Lender other than SunTrust Bank in its capacity as Administrative Agent. The provisions of this paragraph in favor of any Indemnitee shall be in addition to any right that such Indemnitee has at common law or otherwise.
               (c) The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank, and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent, the Issuing Bank, and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
               (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Swingline Lender or the Issuing Bank under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Bank in its capacity as such.
               (e) No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
               (f) No Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any other Loan Party arising out of, related to, or in connection with the transactions contemplated by this Agreement or any Loan Documents, except to the extent that such liability shall be finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee.
               (g) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated herein or therein, any Loan or any Letter of Credit or the use of proceeds thereof.
               (h) All amounts due under this Section shall be payable promptly after written demand therefor.
               (i) The provisions contained in this Section 10.3 shall survive and continue beyond the repayment of the Loans and Obligations described herein.
          Section 10.4. Successors and Assigns.
               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
               (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
               (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such lower amount unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Revolving Credit Exposure or the Commitments assigned.
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment; and
     (C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Commitments.
     (iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.19 if such assignee is a Foreign Lender.
     (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Each assignee who executes an Assignment and Acceptance shall, upon the execution and delivery of such Assignment and Acceptance to the Administration Agent, be deemed to be a party to the Intercreditor Agreement and to have the rights and obligations of a “Creditor” under and as defined in the Intercreditor Agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.
          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
          (e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change any Section in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release the Borrower or any guarantor or limit the liability of the Borrower under any Loan Document or any such guarantor under any guaranty agreement without the written consent of each Lender; (vii) except as contemplated by the Release Provision, releases related to liquidations and dissolutions permitted by Section 7.3(v) and Section 7.3(vi) and releases related to sales or dispositions permitted by Section 7.6(c), release all or substantially all Collateral or agree to subordinate any Lien in such Collateral to any other creditor of the Borrower or any Subsidiary, without the written consent of each Lender; (viii) subordinate the Loans to any other Indebtedness without the consent of all Lenders, or (ix) increase the aggregate of all Commitments (other than pursuant to Section 2.23) without the consent of all of the Lenders. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
          (f) A Participant shall not be entitled to receive any greater payment under Section 2.16 and Section 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     Section 10.5. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Tennessee.
          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Tennessee, and of any state court of the State of Tennessee, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Tennessee state court or , to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
          (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
     Section 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 10.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be contingent or unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or the Issuing Bank.
     Section 10.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or by email, in pdf or other electronic format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy or by email, in pdf or other electronic format, shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
     Section 10.9. Survival. All covenants, agreements, representations and warranties made by the Borrower herein, in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the

termination of this Agreement or any provision hereof. All representations and warranties made herein, in the Loan Documents, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.
     Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.11. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any Subsidiary, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) any rating agency, (viii) the CUSIP Service Bureau or any similar organization, or (ix) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.
     Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all

Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
     Section 10.13. Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
     Section 10.14. Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
     Section 10.15. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
     Section 10.16. Replacement Intercreditor Agreement. If the Borrower shall enter into a new note purchase agreement or similar agreement for the purpose of refinancing or replacing the Note Purchase Agreement, then, promptly following the request of the Borrower, the Lenders shall enter into a new intercreditor agreement on terms substantially similar to those in the Intercreditor Agreement entered into on the date hereof together with such other terms as the Required Lenders shall approve.
[Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER: AMSURG CORP.
By:
Claire Gulmi
Title: Executive Vice President, Chief Financial Officer and Secretary

LENDER: SUNTRUST BANK as Administrative Agent, as Issuing Bank, and as a Lender
By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

REGIONS	BANK

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

BANK OF AMERICA, N.A.

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

JPMORGAN CHASE BANK, N.A.

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

US BANK NATIONAL ASSOCIATION

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

RAYMOND JAMES BANK, FSB

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

BRANCH BANKING AND TRUST COMPANY

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

FIFTH THIRD BANK, N.A.

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

WELLS FARGO BANK, N.A.

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

COMPASS BANK

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

UNION BANK, N.A.

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

THE BANK OF NASHVILLE

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

GOLDMAN SACHS BANK USA

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

LENDER:

AVENUE BANK

By:

Title:

[Signature Page for Revolving Credit Agreement
with AmSurg Corp.]

EXHIBIT A
[FORM OF]
REVOLVING CREDIT NOTE

$	, 2010
Nashville, Tennessee
     FOR VALUE RECEIVED, the undersigned, AMSURG CORP., a Tennessee corporation (the “Borrower”), hereby promises to pay to the order of                      (the “Lender”) or its registered assigns, at the Payment Office of the Administrative Agent, on the Maturity Date, as defined in the Revolving Credit Agreement dated as of May      , 2010 (as the same may be amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent for the Lenders, the lesser of the principal sum of up to and No/100 Dollars ($                    ), or so much thereof advanced as Revolving Loans by the Lender to the Borrower pursuant to the Credit Agreement, outstanding from time to time, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Administrative Agent and the Lender. Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.
     All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.
     This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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     ENTERED INTO as of the date first written above.

AMSURG CORP.

By:

Title:

[Signature Page to Revolving Credit Note]

2

LOANS AND PAYMENTS

Unpaid
			Principal	Name of Person
	Amount and	Payments of	Balance of	Making
Date	Type of Loan	Principal	Note	Notation

3

[FORM OF]
ASSIGNMENT AND ACCEPTANCE
     Reference is made to the Revolving Credit Agreement dated as of May ___, 2010 (as amended and in effect on the date hereof, the “Credit Agreement”), among AMSURG CORP., a Tennessee corporation, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.
     The Assignor (as set forth below) hereby sells and assigns, without recourse, to the Assignee designated below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with participations in the LC Exposure and Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.
     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.19(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay all fees payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.
This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Tennessee.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

1

Effective Date of Assignment:

(“Assignment Date”):

Percentage Assigned of
Revolving Commitment
(set forth, to at least 8
decimals, as a percentage
of the aggregate Revolving
	Principal Amount	Commitments of all
Facility	Assigned	Lenders thereunder)
Revolving Loans:	$	%
     The terms set forth above are hereby agreed to as of this                     , 20     :

[NAME OF ASSIGNOR], as Assignor

By:

Title:

[NAME OF ASSIGNEE], as Assignee

By:

Title:

     The undersigned hereby consents to the within assignment as of this                     , 20     :

AMSURG CORP.	SUNTRUST BANK, as Administrative Agent

By:	By:

Title:	Title:

[Signature Page to Assignment and Acceptance]

2

EXHIBIT C
[FORM OF]
SUBSIDIARY GUARANTEE AGREEMENT
     THIS SUBSIDIARY GUARANTEE AGREEMENT (this “Agreement”) is entered into by and between the undersigned Wholly Owned Subsidiaries (each such subsidiary individually, a “Guarantor” and collectively the “Guarantors”) of AMSURG CORP., a Tennessee corporation (the “Borrower”) in favor of SUNTRUST BANK, a Georgia state banking corporation as Administrative Agent (the “Administrative Agent”), for the ratable benefit of the Lenders as defined in the Credit Agreement referred to below, as of May ___, 2010.
WITNESSETH:
     WHEREAS, reference is made to the Revolving Credit Agreement dated                           , 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent for the Lenders, Swingline Lender and Issuing Bank (in such capacity, the "Issuing Bank”);
     WHEREAS, capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to such terms in the Credit Agreement;
     WHEREAS, the Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;
     WHEREAS, the Borrower, the Guarantors and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent, the Lenders and the Issuing Bank through their collective efforts;
     WHEREAS, each of the Guarantors is a Wholly Owned Subsidiary of the Borrower and acknowledges that it will derive substantial direct and indirect benefits from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank;
     WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof;
     WHEREAS, as consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement;
     WHEREAS, the Borrower may from time to time enter into Hedging Transactions with Hedge Providers whereby the Borrower incurs Hedging Obligations;
     WHEREAS, it is a requirement of Section 3.1 and Section 5.10(a) of the Credit Agreement that each Wholly Owned Subsidiary shall execute and deliver a guarantee of this

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form, whereby each Guarantor shall guarantee the payment when due of all Obligations of the Borrower; and
     WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide to each Guarantor, the Guarantors are willing to guarantee the Borrower’s Obligations.
     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions. Terms not otherwise defined herein shall have the same meanings ascribed to them in the Credit Agreement.
     SECTION 2. Representations and Warranties. Each Guarantor hereby makes all of the representations and warranties applicable to it as set forth in Article IV of the Credit Agreement as if such representations and warranties were set forth herein in full (which representations and warranties shall be deemed to have been renewed upon each Borrowing pursuant to or under the Credit Agreement).
     SECTION 3. Covenants. Each Guarantor covenants that so long as any Lender has any commitment to Borrower outstanding under the Credit Agreement, or any obligation remains to be performed or any amount remains payable by Borrower to Lender under the Credit Agreement, any Revolving Credit Notes, the Swingline Note, any LC Exposure, or other Loan Documents, each Guarantor shall comply with all covenants contained in this Agreement and all those covenants in the Credit Agreement applicable to any Guarantor that, if necessary, will enable the Borrower to fully comply with those covenants and agreements set forth in the Credit Agreement.
     SECTION 4. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all Obligations of the other Loan Parties, including all such which would become due but for the operation of the automatic stay pursuant to the Bankruptcy Code of 1978, as amended (collectively, the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.
     SECTION 5. Guaranteed Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other

2

Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.
     SECTION 6. Security. Each of the Guarantors authorizes the Administrative Agent and each of the Lenders to (a) take and hold security for payment of this Agreement and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.
     SECTION 7. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other person.
     SECTION 8. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or to the maximum extent permitted by applicable law, by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).
     SECTION 9. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

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     SECTION 10. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
     SECTION 11. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
     SECTION 12. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct in all material respects.
     SECTION 13. Termination; Reinstatement. The guarantees made hereunder (a) shall terminate when all the Guaranteed Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if (i) any payment made by Borrower or any Guarantor and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or (ii) the proceeds of Collateral are required to be returned by any Loan Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Agreement shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Agreement (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such

4

Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).
     In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.
     SECTION 14. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Lenders, and their respective successors and assigns, except that (i) no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void) and (ii) any assignment by the Administrative Agent must be in accordance with the Credit Agreement. If all of the Capital Stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
     SECTION 15. Waivers; Amendment.
     (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights of the Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

5

     SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.
     SECTION 17. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.
     SECTION 18. Survival of Agreement; Severability.
     (a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.
     (b) In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 14), and shall become effective as provided in Section 14. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.
     SECTION 21. Jurisdiction; Consent to Service of Process.
     (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Middle District of Tennessee and any state court of the State of Tennessee sitting in Davidson County, Tennessee and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Tennessee State court or, to the extent permitted by law, in such Federal court. Each of the

6

parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.
     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Tennessee State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 22. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.
     SECTION 23. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Wholly Owned Subsidiary that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Wholly Owned Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Wholly Owned Subsidiary of an instrument in the form of Annex 1, such Wholly Owned Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
     SECTION 24. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, other than trust or tax withholding accounts) at any time held and other Indebtedness at any time owing by such Lender or the Issuing Bank to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor due under this Agreement and the other Loan Documents held by such Lender or the Issuing

7

Bank, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Issuing Bank under this Section 24 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank, as the case may be, may have.
     SECTION 25. Savings Clause.
     (a) It is the intent that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:
     (i) in a case or proceeding commenced by or against a Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of Guarantors to Lenders) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
     (ii) in a case or proceeding commenced by or against a Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
     (iii) in a case or proceeding commenced by or against a Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of Guarantors to Lenders) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).
     (b) To the end set forth in Section 25(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions, if a Guarantor is not deemed to have received valuable consideration, fair

8

value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render a Guarantor insolvent, or leave a Guarantor with an unreasonably small capital to conduct its business, or cause a Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of Guarantors to Lenders), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 25(b) is intended solely to preserve the rights of Lenders hereunder to the maximum extent that would not cause the Guaranteed Obligations of Guarantors to be subject to avoidance under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 25 as against Lenders that would not otherwise be available to such person under the Avoidance Provisions.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

9

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GUARANTOR:

AmSurg Holdings, Inc.
AmSurg Anesthesia Management Services, LLC
AmSurg EC Topeka, Inc.
AmSurg EC St. Thomas, Inc.
AmSurg EC Beaumont, Inc.
AmSurg KEC, Inc.
AmSurg EC Santa Fe, Inc.
AmSurg EC Washington, Inc.
AmSurg Torrance, Inc.
AmSurg Encino, Inc.
AmSurg Abilene, Inc.
AmSurg Suncoast, Inc.
AmSurg Lorain, Inc.
AmSurg La Jolla, Inc.
AmSurg Hillmont, Inc.
AmSurg Palmetto, Inc.
AmSurg Northwest Florida, Inc.
AmSurg Ocala, Inc.
AmSurg Maryville, Inc.
AmSurg Miami, Inc.
AmSurg Burbank, Inc.
AmSurg Melbourne, Inc.
AmSurg El Paso, Inc.
AmSurg Crystal River, Inc.
AmSurg Abilene Eye, Inc.
AmSurg Inglewood, Inc.
AmSurg Glendale, Inc.
AmSurg San Antonio TX, Inc.
AmSurg San Luis Obispo CA, Inc.
AmSurg Temecula CA, Inc.
AmSurg Escondido CA, Inc.
AmSurg Scranton PA, Inc.
AmSurg Arcadia CA Inc.
AmSurg Main Line PA, Inc.
AmSurg Oakland CA, Inc.
AmSurg Lancaster PA, Inc.
AmSurg Pottsville PA, Inc.
AmSurg Glendora CA, Inc.
AmSurg Kissimmee FL, Inc.
AmSurg Altamonte Springs FL., Inc.
ACCEPTED AND AGREED TO BY:	AmSurg New Port Richey FL, Inc. AmSurg EC Centennial, Inc.
ADMINISTRATIVE AGENT:	AmSurg Naples, Inc.

SUNTRUST BANK, Administrative Agent on behalf of Lenders:

By:	By:

Title:	Name:	Claire M. Gulmi

Claire M. Gulmi has executed this Agreement in her capacity as Vice President, Secretary and Treasurer of each of the Guarantors.
[Signature Page to Subsidiary Guarantee Agreement]

10

SCHEDULE I
ADDRESS FOR NOTICES
AmSurg Corp.
20 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
Attn: Claire Gulmi
Facsimile: (615) 665-0755

11

ANNEX 1 TO THE
SUBSIDIARY GUARANTEE AGREEMENT
     SUPPLEMENT NO. [     ] dated as of [          ], to the Subsidiary Guarantee Agreement (the “Guarantee Agreement”) dated as of May      , 2010 among each of the Wholly Owned Subsidiaries set forth therein (each such Subsidiary individually, a “Guarantor” and collectively, the "Guarantors”) of AMSURG CORP., a Tennessee corporation (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).
     A. Reference is made to the Revolving Credit Agreement dated as of May      , 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent, Swingline Lender and Issuing Bank (in such capacity, the “Issuing Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and Credit Agreement.
     B. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Wholly Owned Subsidiary that was not in existence or not a Wholly Owned Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Wholly Owned Subsidiary. Section 23 of the Guarantee Agreement provides that additional Wholly Owned Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Wholly Owned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
     Accordingly, the Administrative Agent and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 23 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as Guarantor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by

12

general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.
     SECTION 8. To the extent such expenses are not paid by the Borrower under the Credit Agreement, the New Guarantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent, all to the extent set forth under Section 10.3 of the Credit Agreement.

13

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:

Name:
Title:
Address:

SUNTRUST BANK, as Administrative Agent

By:

Name:
Title:
[Signature Page to Subsidiary Guarantee Agreement Supplement]

14

EXHIBIT D
[FORM OF]
INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT
     THIS INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT (the “Agreement”) IS ENTERED INTO by and between the undersigned Wholly Owned Subsidiaries (each such subsidiary individually, a "Guarantor” and collectively the “Guarantors”) of AMSURG CORP., a Tennessee corporation (the "Borrower”) in favor of SUNTRUST BANK, a Georgia state banking corporation as Administrative Agent (the “Administrative Agent”), for the ratable benefit of the Lenders as defined in the Credit Agreement referred to below, as of May      , 2010.
     Reference is made to (a) the Revolving Credit Agreement dated as of May      , 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent, and (b) the Subsidiary Guarantee Agreement dated as of May      , 2010, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Lenders have agreed to make Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Guaranteed Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.
     Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:
     SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any secured party thereunder, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value of the fair market value of the assets so sold.
     SECTION 2. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any secured party and such other Guarantor (the "Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair

1

market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.
     SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
     SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.
     SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.
     SECTION 6. No Waiver; Amendment.
     (a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
     SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

2

     SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.
     SECTION 9. Survival of Agreement; Severability.
     (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Lenders and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.
     (b) In case one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.
     SECTION 12. Additional Guarantors. Pursuant to Section 5.10(a) of the Credit Agreement, each Wholly Owned Subsidiary of the Borrower that was not in existence or not such a Wholly Owned Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as Guarantor upon becoming such a Wholly Owned Subsidiary. Upon the execution and delivery, after the date hereof, by the Administrative Agent and such Wholly

3

Owned Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

BORROWER:

AMSURG CORP.

By:

Title: Claire M. Gulmi, Senior Vice President, Chief Financial Officer and Secretary
[Signature Page to Indemnity, Subrogation and Contribution Agreement]

5

WHOLLY OWNED SUBSIDIARIES:

AmSurg Holdings, Inc.
AmSurg Anesthesia Management Services, LLC
AmSurg EC Topeka, Inc.
AmSurg EC St. Thomas, Inc.
AmSurg EC Beaumont, Inc.
AmSurg KEC, Inc.
AmSurg EC Santa Fe, Inc.
AmSurg EC Washington, Inc.
AmSurg Torrance, Inc.
AmSurg Encino, Inc.
AmSurg Abilene, Inc.
AmSurg Suncoast, Inc.
AmSurg Lorain, Inc.
AmSurg La Jolla, Inc.
AmSurg Hillmont, Inc.
AmSurg Palmetto, Inc.
AmSurg Northwest Florida, Inc.
AmSurg Ocala, Inc.
AmSurg Maryville, Inc.
AmSurg Miami, Inc.
AmSurg Burbank, Inc.
AmSurg Melbourne, Inc.
AmSurg El Paso, Inc.
AmSurg Crystal River, Inc.
AmSurg Abilene Eye, Inc.
AmSurg Inglewood, Inc.
AmSurg Glendale, Inc.
AmSurg San Antonio TX, Inc.
AmSurg San Luis Obispo CA, Inc.
AmSurg Temecula CA, Inc.
AmSurg Escondido CA, Inc.
AmSurg Scranton PA, Inc.
AmSurg Arcadia CA Inc.
AmSurg Main Line PA, Inc.
AmSurg Oakland CA, Inc.
AmSurg Lancaster PA, Inc.
AmSurg Pottsville PA, Inc.
AmSurg Glendora CA, Inc.
AmSurg Kissimmee FL, Inc.
AmSurg Altamonte Springs FL., Inc.
AmSurg New Port Richey FL, Inc.
AmSurg EC Centennial, Inc.
AmSurg Naples, Inc.

By:

Name: Claire M. Gulmi

Claire M. Gulmi has executed this Indemnity, Subrogation and Contribution Agreement in her capacity as Vice President, Secretary and Treasurer of each of the Guarantors.
[Signature Page to Indemnity, Subrogation and Contribution Agreement]

6

ADMINISTRATIVE AGENT:

SUNTRUST BANK, Administrative Agent on behalf of Lenders

By:

Title:

[Signature Page to Indemnity, Subrogation and Contribution Agreement]

7

ANNEX I TO
INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT
     SUPPLEMENT NO.       dated as of                     , 20     , to the Indemnity, Subrogation and Contribution Agreement dated as of May      , 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Indemnity and Contribution Agreement”) among AMSURG CORP., a Tennessee corporation (the “Borrower”), the Wholly Owned Subsidiaries, as defined in the Credit Agreement referred to below (the “Guarantors”), and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).
     A. Reference is made to (a) the Revolving Credit Agreement dated as of May      , 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent, and (b) the Subsidiary Guarantee Agreement dated as of May      , 2010, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity and Contribution Agreement and the Credit Agreement.
     C. The Borrower and the Guarantors have entered into the Indemnity and Contribution Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.10(a) of the Credit Agreement, each Wholly Owned Subsidiary that was not in existence or not such a Wholly Owned Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Wholly Owned Subsidiary. Section 12 of the Indemnity and Contribution Agreement provides that additional Wholly Owned Subsidiaries may become Guarantors under the Indemnity and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Wholly Owned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity and Contribution Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.
     Accordingly, the Administrative Agent and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 12 of the Indemnity and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity and Contribution Agreement applicable to it as Guarantor thereunder. Each reference to a Guarantor in the Indemnity and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity and Contribution Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and

8

constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Indemnity and Contribution Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.
     SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.
     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity and Contribution Agreement as of the day and year first above written.

9

NEW GUARANTOR:

[NAME OF NEW GUARANTOR]

By:

Title:

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent on behalf of Lenders

By:

Title:

[Signature Page to Indemnity, Subrogation and Contribution Agreement Supplement]

10

EXHIBIT E
[FORM OF]
ACQUISITION APPROVAL LETTER
                    , 20___
To the Administrative Agent and Lenders
under the Credit Agreement referred to below
Ladies and Gentlemen:
     Reference is made to the Revolving Credit Agreement, dated as of May ___, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AmSurg Corp. (the “Borrower”), the lender parties thereto (the “Lenders”), and SunTrust Bank, as the Administrative Agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.
     In connection with the proposed Acquisition, the Borrower hereby requests that the Administrative Agent and the Lenders approve the Acquisition pursuant to Section 7.13 of the Credit Agreement. The Borrower hereby acknowledges that the Lenders’ approval of the Acquisition is subject to satisfaction of all of the conditions precedent set forth in Section 7.13 of the Credit Agreement.
     The Borrower herewith submits the Acquisition Information Package.
     The execution and delivery of this Acquisition Approval Letter by the Required Lenders shall constitute approval of the Acquisition.
     This Acquisition Approval Letter may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same consent.
     This Acquisition Approval Letter shall become effective upon the receipt by the Administrative Agent of executed counterparts of this consent duly executed by the Borrower and by the Required Lenders.
     The Borrower certifies to the Lenders that immediately after completion of the Acquisition no Default or Event or Default shall exist, and all of the representations of the Borrower contained in Article IV are true and correct in all material respects.

1

Very truly yours,

AMSURG CORP.

By:

Title:

Approved as of:
                                        ,                    :

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:

Title:

LENDERS:

SUNTRUST BANK

By:

Title:

[Additional Lenders to be added]
[Signature Page to Acquisition Approval Letter]

2

EXHIBIT F
[FORM OF]
ACQUISITION INFORMATION PACKAGE
     Pursuant to Section 7.13(a) and (b) of the Credit Agreement, AmSurg Corp. (the “Borrower”) shall deliver to SunTrust Bank, as Administrative Agent (with enough copies for each of the Lenders) the following information in connection with any Acquisition:
(1)	the total consideration given in connection with any Acquisition in the following format:
(a)	Cash: $

(b)	Stock: $

(c)	Personal Property: $

(d)	Other Property: [identify type and value]

(2)	summary financial information relating to the interest or entity to be acquired, including percentage interest being acquired and operating forecasts,

(3)	(a) the Acquisition Pro Forma duly certified by the chief financial officer of the Borrower and (b) calculations of the chief financial officer of the Borrower demonstrating compliance on a Pro Forma Basis with the financial covenants contained in Article VI and Section 7.13 of the Credit Agreement after such Acquisition is completed.
     As used herein, the “Credit Agreement” means that certain Revolving Credit Agreement dated May ___, 2010 among Borrower, SunTrust Bank, as Administrative Agent and a Lender, and the Lenders party thereto.

1

EXHIBIT G
[FORM OF]
ACQUISITION PRO-FORMA
DELIVERED PURSUANT TO THE ACQUISITION INFORMATION PACKAGE
Name of Entity to be Acquired:

Annual Projections
Gross Revenue	$
Contractual Adj. & Refunds	$

Net Revenue	$

Operating Expenses:

Non-Owner Doctors Payments	$
Salaries and benefits	$
Drugs and Medical Supplies	$

Other Variable Expenses:

General and Administrative	$
Facilities Expenses	$
Marketing Expenses	$
Professional Fees	$
Malpractice Insurance	$
Other Expenses	$

Total Other Variable Expenses	$

Total Operating Expenses	$

Non-Operating Expenses:

Depreciation Expense	$
Interest Income	$
Interest Expense	$
Other (Income) Expense	$

Total Non-Operating Expenses	$

Total Expenses	$

Pretax Earnings	$

EBITDA	$

1

Annual Projections
Total Consideration
Cash	$
Borrowings	$
Stock	$
Purchase Price	$
A.R. net	$
Inventory	$
PP & E	$
$
%
$
Goodwill	$

Purchase Price	$

2

SCHEDULE 7.8
[FORM OF]
SWINGLINE NOTE

$10,000,000.00	Nashville, Tennessee
___, 2010
     FOR VALUE RECEIVED, the undersigned, AMSURG CORP., a Tennessee corporation (the “Borrower”), hereby promises to pay to the order of SUNTRUST BANK, a Georgia state banking corporation (the “Swingline Lender”) or its registered assigns, at the office of SunTrust Bank (“SunTrust”) at the Payment Office of the Administrative Agent, on the Swingline Termination Date (as such terms are defined in the Revolving Credit Agreement dated as of May ___, 2010 as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and SunTrust, as Administrative Agent for the Lenders, the lesser of the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or the aggregate unpaid principal amount of all outstanding Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement from time to time, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Administrative Agent and the Swingline Lender. Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     The Borrower promises to pay interest on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the times and at a rate or rates provided in the Credit Agreement.
     All borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.
     This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
     THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

1

     ENTERED INTO as of the date first written above.

AMSURG CORP.

By:

Title:

[Signature Page to Swingline Note]

2

LOANS AND PAYMENTS

	Amount and	Payments of	Unpaid Principal	Name of Person Making
Date	Type of Loan	Principal	Balance of Note	Notation

3

SCHEDULE 1.1(a)
EXISTING LETTERS OF CREDIT
1. Letter of Credit # F848998 for $55,846.00 issued on September 14, 2006 with an expiration date of September 12, 2010.

SCHEDULE 1.1(b)
REVOLVING COMMITMENTS

SunTrust Bank	$40,000,000
Regions Bank	$40,000,000
Bank of America, N.A.	$35,000,000
JPMorgan Chase Bank, N.A.	$32,500,000
US Bank National Association	$32,500,000
Raymond James Bank, FSB	$27,500,000
Branch Banking and Trust Company	$25,000,000
Fifth Third Bank, N.A.	$22,000,000
Wells Fargo Bank, N.A.	$22,000,000
Compass Bank	$20,000,000
First Tennessee Bank National Association	$20,000,000
KeyBank National Association	$20,000,000
Union Bank, N.A.	$15,000,000
The Bank of Nashville	$12,000,000
Goldman Sachs Bank USA	$7,000,000
Avenue Bank	$4,500,000

TOTAL	$375,000,000

SCHEDULE 2.3
NOTICE OF REVOLVING BORROWING
                    , 20_____
SunTrust Bank,
as Administrative Agent
for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA 30308
Attention: Agency Services
Ladies and Gentlemen:
     Reference is made to the Revolving Credit Agreement dated as of May ___, 2010 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Borrowing, and the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing requested hereby:
(A)	Aggregate principal amount of Borrowing:$

(B)	Date of Borrowing (which is a Business Day):

(C)	Interest Rate basis:

(D)	Interest Period:

(E)	Location and number of Borrower’s account to which proceeds of Borrowing are to be disbursed:

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

AMSURG CORP.

By:

Title:

SCHEDULE 2.7
FORM OF CONVERSION/CONTINUATION
                    , 20_____
SunTrust Bank,
as Administrative Agent
for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA 30308
Attention: Agency Services
Ladies and Gentlemen:
     Reference is made to the Revolving Credit Agreement dated as of May ___, 2010 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Conversion/Continuation and the Borrower hereby requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:
(A)	Borrowing to which this request applies:

(B)	Principal amount of Borrowing to be converted/continued:$

(C)	Effective date of election (which is a Business Day):

(D)	Interest rate basis:

(E)	Interest Period:

Very truly yours,

AMSURG CORP.

By:

Title:

SCHEDULE 3.1(c)(vii)
FORM OF
SECRETARY’S CERTIFICATE
     The undersigned certifies as of May ___, 2010 as follows (all capitalized terms not defined herein shall have such meaning as set forth in the Credit Agreement, as defined herein):
     1. That I am the duly elected, qualified and acting Secretary of AmSurg Corp. (“Borrower”) as of the date hereof;
     2. That attached hereto as Exhibit A is a complete, true and correct copy of Borrower’s Charter, including any amendments thereto;
     3. That attached hereto as Exhibit B is a complete, true and correct copy of Borrower’s Bylaws, together with any amendments thereto;
     4. That the Resolutions attached hereto as Exhibit C, approving Borrower’s execution of (a) that certain Revolving Credit Agreement dated as of May ___, 2010 by and among Borrower, SunTrust Bank as Administrative Agent, and the Lenders (the “Credit Agreement”), (b) the Revolving Credit Notes executed pursuant to the Credit Agreement, and (c) all other Loan Documents executed in connection with the Credit Agreement, has been duly adopted by the board of directors of Borrower, in accordance with the Charter and Bylaws of Borrower, and that said Resolutions have not been repealed, modified and/or rescinded as of the date hereof, and that the adoption thereof does not conflict with or contravene any provision of the Charter or Bylaws of Borrower.
     5. That I am the duly elected, qualified and acting Secretary, as of the date hereof, of each of the Subsidiaries set forth on Exhibit D attached hereto (Wholly Owned Subsidiaries are specifically designated);
     6. That the list of Subsidiaries set forth on Exhibit D attached hereto is a complete, true and accurate list, as of the date hereof, of all corporations, partnerships, limited partnerships, joint ventures, limited liability companies, associations or other entities of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are owned, controlled or held by Borrower;
     7. That attached hereto as collective Exhibit E is a complete, true, and correct copy of each of the Wholly Owned Subsidiaries’ Charters, or Articles of Organization, as the case may be, including any amendments thereto;
     8. That attached hereto as collective Exhibit F is a complete, true, and accurate copy of each of the Wholly Owned Subsidiaries’ Bylaws, or Operating Agreements, as the case may be, together with any amendments thereto;
     9. That the Resolutions attached hereto as collective Exhibit G, approving the Wholly Owned Subsidiaries’ execution of the Loan Documents to which each is a party have been duly adopted by the boards of directors of the Wholly Owned Subsidiaries, in accordance with the Charters and Bylaws, or Articles of Organization and Operating Agreements, as the case may be, of the Wholly Owned Subsidiaries, and that said Resolutions have not been repealed, modified and/or rescinded as of the date hereof, and that the adoption thereof does not conflict with or contravene any provision of the Charters or Bylaws, or Articles of Organization or Operating Agreements, as the case may be, of the Wholly Owned Subsidiaries.
     10. That attached hereto as collective Exhibit H is a complete, true, and accurate copy of Borrower’s and each of the Wholly Owned Subsidiaries’ Certificate of Existence as issued by the applicable state of organization.
     This Certificate is delivered pursuant to Sections 3.1(c)(vii) and (viii) of the Credit Agreement.

AMSURG CORP.

Secretary of AmSurg Corp. and the Wholly Owned Subsidiaries

EXHIBIT A
Charter

EXHIBIT B
Bylaws

EXHIBIT C
Resolutions

EXHIBIT D
Subsidiaries

EXHIBIT E
Wholly Owned Subsidiaries’ Charters or Articles of Organization

EXHIBIT F
Wholly Owned Subsidiaries’ Bylaws or Operating Agreements

EXHIBIT G
Wholly Owned Subsidiaries’ Resolutions

EXHIBIT H
Wholly Owned Subsidiaries’ Certificates of Existence

SCHEDULE 4.5
LITIGATION AND ENVIRONMENTAL MATTERS
NONE

SCHEDULE 4.14
SUBSIDIARIES
*Denotes Loan Party

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Endoscopy Center of Knoxville, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Endoscopy Center of Topeka, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Endoscopy Center of St. Thomas, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 60% partnership interest	Tennessee

The Endoscopy Center of Southeast Texas L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Endoscopy Center of Santa Fe, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 60% partnership interest	Tennessee

The Endoscopy Center of Washington D.C., L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

Endoscopy Center of the South Bay, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

Valley Endoscopy Center, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Abilene ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Lorain ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Maryville ASC, a Tennessee general partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 53% partnership interest	Tennessee

The Miami ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 72% partnership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Melbourne ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Hillmont ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Northwest Florida ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Palmetto ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Ocala Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Crystal River Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Abilene Eye ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The El Paso ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The La Jolla Endoscopy Center, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Burbank Ophthalmology ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

Los Angeles/Inglewood Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

Glendale Ophthalmology ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Suncoast Endoscopy Center, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The San Antonio TX Endoscopy Center, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Temecula CA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Escondido CA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The San Luis Obispo CA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Scranton PA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Arcadia CA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Main Line PA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Oakland CA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Lancaster PA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Pottsville PA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

Glendora CA Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% partnership interest	Tennessee

The Naples Endoscopy ASC, L.P., a Tennessee limited partnership	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 68% partnership interest	Tennessee

The Kissimmee FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Altamonte Springs FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The New Port Richey FL Multi-Specialty ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Knoxville Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Montgomery Eye Surgery Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

EyeCare Consultants Surgery Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Sidney ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Milwaukee ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Columbia ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Wichita Orthopaedic ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Willoughby ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Westglen Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Chevy Chase ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Oklahoma City ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Mountain West Gastroenterology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Cincinnati ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Fayetteville ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Independence ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

AmSurg Northern Kentucky GI, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

AmSurg Louisville GI, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

AmSurg Kentucky Ophthalmology, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Phoenix Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Toledo Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Englewood ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Sun City Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Cape Coral/Ft. Myers Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	51% membership interest	Tennessee

The Baltimore Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	60% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Boca Raton Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Minneapolis Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Florham Park Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Northside Gastroenterology Endoscopy Center, LLC, an Indiana limited liability company	8424 Naab Road, Indianapolis, IN 46260	Indirect 51% membership interest	Indiana

The Chattanooga Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Mount Dora Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 54% membership interest	Tennessee

The Oakhurst Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Seneca PA ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Tamarac Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Waldorf Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Sarasota Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 52% membership interest	Tennessee

The Las Vegas Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 52% membership interest	Tennessee

The Sarasota Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Middletown Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Dover Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Surgery Center of Middle Tennessee, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Greensboro Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 56% membership interest	Tennessee

The Kingston Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Las Vegas East Ophthalmology ASC, LLC, a Nevada limited liability company	3575 Pecos-MacLeod Road, Las Vegas, NV 89121	Indirect 51% membership interest	Nevada

The Blue Ridge/Clemson Orthopaedic ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Hutchinson Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Sunrise Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Metairie Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Bel Air Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Bloomfield Eye Surgery Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Mercer County Surgery Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
Atlantic Coastal Surgery Center, LLC, a Delaware limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Delaware

The Akron Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Newark Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Southfield Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Alexandria Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Columbia ASC Northwest, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

St. George Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Paducah Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Greenville ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Columbia TN Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Rogers AR Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Tulsa OK Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Ft. Myers FL Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Peoria AZ Multi ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Mesa AZ Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Kingsport TN Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Lewes DE Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Winter Haven/Sebring FL Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Los Alamos NM Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Voorhees NJ Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Rockledge FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Tampa FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Pueblo CO Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Western Washington Endoscopy Centers, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Lakeland FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Northern NV Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Edina MN Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The West Palm Beach FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Gainesville FL Orthopaedic ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Raleigh NC Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Hanover NJ Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest

The Lake Bluff IL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Sun City AZ Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Overland Park KS Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Casper WY Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Rockville MD Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Blue Water ASC, LLC, a Michigan limited liability company	940 River Centre Drive Port Huron, MI 48060	Indirect 51% membership interest	Michigan

Greenspring Station Endoscopy ASC, LLC, a Maryland limited liability company	10751 Falls Road, Suite 401 Lutherville, MD 21093	Indirect 51% membership interest	Maryland

Maryland Endoscopy Center Limited Liability Company, a Maryland limited liability company	100 West Road Towson, MD 210204	Indirect 51% membership interest	Maryland

Endoscopy Associates, LLC, a Maryland limited liability company	7401 Osler Drive, Suite 108 Baltimore, MD 21204	Indirect 51% membership interest	Maryland

The Scranton PA GP, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Orlando FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Ocala FL ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 63.9% membership interest	Tennessee

The Cape Coral FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The St. Louis MO Orthopaedic ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Yuma AZ Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The West Orange NJ Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Greensboro NC Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Tulsa OK Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The St. Cloud MN Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Salem OR Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The El Dorado Multi-Specialty ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Nashville TN Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Laurel MD Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Torrance CA Multi-Specialty ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 53% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Shenandoah TX Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The New Orleans LA Uptown/West Bank Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Metairie LA Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Rockville, ESC-North MD Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Silver Spring MD Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Ocean Endosurgery Center, LLC, a New Jersey limited liability company	411 Hackensack Avenue Hackensack, NJ 07601	Indirect 51% membership interest	New Jersey

The South Bend IN Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Mesquite TX Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Conroe TX Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Memphis TN Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Glendale AZ Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Poway CA Multi-Specialty ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 55.8% membership interest	Tennessee

The San Diego CA Multi-Specialty ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 55.1% membership interest	Tennessee

The Orlando/Oakwater FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
The Baton Rouge LA Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Pikesville MD Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Glen Burnie MD Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

West Bridgewater MA Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

The Orlando/Mills FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Miami Kendall FL Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

St. Clair Shores MI Ophthalmology ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Marin Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 53% membership interest	Tennessee

Blaine MN Multi-Specialty ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 55% membership interest	Tennessee

Casa Colina Surgery Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 55% membership interest	Tennessee

Digestive Health Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Digestive Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Phoenix Orthopaedic Ambulatory Center, L.L.C., a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
Gastroenterology Associates Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Phoenix Endoscopy, L.L.C., a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Outpatient Orthopaedic Associates Surgery Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Central Texas Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Eye Surgery Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Carroll County Digestive Disease Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Triangle Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Elms Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

TEC North, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Cañon City CO Multi-Specialty ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

*AmSurg Anesthesia Management Services, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% membership interest	Tennessee

Hermitage TN Endoscopy ASC, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 51% membership interest	Tennessee

Central Park Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 57% membership interest	Tennessee

North Richland Hills Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 57% membership interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
Old Town Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 57% membership interest	Tennessee

Park Ventura Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 57% membership interest	Tennessee

Redbird Square Endoscopy Center, LLC, a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 57% membership interest	Tennessee

North Valley Orthopedic Surgery Center, L.L.C., a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 55% membership interest	Tennessee

Boston Out-Patient Surgical Suites, L.L.C., a Tennessee limited liability company	20 Burton Hills Boulevard Nashville, TN 37215-6176	Indirect 65% membership interest	Tennessee

*AmSurg Holdings, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg KEC, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg EC Topeka, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg EC St. Thomas, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg EC Beaumont, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg EC Santa Fe, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg EC Washington, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Torrance, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
*AmSurg Encino, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Abilene, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Lorain, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Maryville, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Miami, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Melbourne, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Hillmont, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Northwest Florida, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Palmetto, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Ocala, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Crystal River, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Abilene Eye, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg El Paso, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg La Jolla, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
*AmSurg Burbank, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Inglewood, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Glendale, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Suncoast, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg San Antonio TX, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Temecula CA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Escondido CA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg San Luis Obispo CA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Arcadia CA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Main Line PA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Oakland CA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Lancaster PA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Pottsville PA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Glendora CA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

State of
Name	Address	Ownership Interest	Incorporation/Organization
*AmSurg Kissimmee FL, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Altamonte Springs FL, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg New Port Richey FL, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg EC Centennial, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Scranton PA, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

*AmSurg Naples, Inc., a Tennessee corporation	20 Burton Hills Boulevard Nashville, TN 37215-6176	Direct 100% equity interest	Tennessee

SCHEDULE 5.1(c)
COMPLIANCE CERTIFICATE
[Date]
SunTrust Bank, Administrative Agent
201 Fourth Avenue North
Nashville, Tennessee 37219
Ladies and Gentlemen:
     The undersigned, AMSURG CORP. (the “Borrower”), refers to the Revolving Credit Agreement dated as of May ___, 2010 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among the Borrower, the financial institutions party thereto as Lenders, and SunTrust Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     Pursuant to Section 5.1(c) of the Credit Agreement, the Borrower hereby certifies that (i) the computations set forth in the Attachment to Compliance Certificate attached hereto are true and accurate computations of the ratios and other items required to be so computed pursuant to Article VI and (ii) the Attachment to Compliance Certificate sets forth true and accurate calculations demonstrating compliance with Section 7.4(g), Section 7.5 (showing the amount of any dividends and any purchases of treasury stock) and Section 7.6 (showing compliance with Section 7.6(c)) of the Credit Agreement.
     The Borrower further certifies that (i) [no Default or Event of Default has occurred and is continuing] [[a Default] [an Event of Default] exists under Section                  as a result of                      and [describe action Borrower has taken or proposes to take]] and (ii) [no change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4] [a change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4 and the effect of such change on the financial statements accompanying this certificate is as follows:                                         ].

AMSURG CORP.

By:

Title:

ATTACHMENT TO COMPLIANCE CERTIFICATE
     This Attachment to Compliance Certificate is made with respect to the Borrower’s quarterly accounting period ended ________.
     All capitalized terms used herein and not defined herein have the respective meanings specified in the Credit Agreement.
     The undersigned, being either the treasurer or chief financial officer of the Borrower, hereby certifies to the Administrative Agent and the Lenders that set forth below are the computations necessary to determine that the Borrower and the Consolidated Entities are in compliance with Article VI, Section 7.4(g), Section 7.5 and Section 7.6 of the Credit Agreement:
LEVERAGE RATIO:

Required Ratio:		3.25:1.00

Actual Ratio:

Consolidated Total Debt:

Numerator	$

EBITDA*	$

Denominator	$

Actual Ratio

INTEREST CHARGE COVERAGE RATIO:
Required Ratio:		2.00:1.00

Actual Ratio:

EBITDA*	$

Consolidated Lease Expense	$

Numerator	$

Consolidated Interest Expense*	$

Consolidated Lease Expense	$

Denominator	$

Actual Ratio

CONSOLIDATED NET WORTH:

Required Consolidated Net Worth:		$378,837,000.00

50% of cumulative positive Consolidated Net Income since 12/31/09	$

100% of net proceeds from equity issuances since 12/31/09 less	$

Treasury stock purchases measured from 12/31/09	$

Required Consolidated Net Worth	$

Actual Consolidated Net Worth:

Total Assets of Borrower and Subsidiaries less	$

Total Liabilities of Borrower and Subsidiaries	$

Non-Controlling Interests	$

Write-up in Book Value of any Assets	$

Actual Consolidated Net Worth	$

*	See Exhibit A.

SECTION 7.4(g):
[To the extent any Acquisitions were consummated during the relevant accounting period, include description of Acquisition(s) and calculations establishing compliance with Sections 7.4(g) and 7.13]
SECTION 7.5:
[To the extent any Restricted Payments were declared or made during the relevant accounting period, include a description of such Restricted Payment(s) and calculations establishing compliance with Section 7.5]
SECTION 7.6:
[To the extent any Dispositions governed by Section 7.6(c) were made during the relevant accounting period, include a description of such Disposition(s) and calculations establishing compliance with Section 7.6(c)]

This Certificate is delivered pursuant to Section 5.1(c) of the Credit Agreement.

AMSURG CORP.

By:

Title:

[Signature Page to Compliance Certificate]

EXHIBIT A
TO ATTACHMENT TO COMPLIANCE CERTIFICATE
[With respect to the last proviso under the definition of “EBITDA”, Borrower shall provide detailed calculations and, if requested, supporting documentation, to the reasonable satisfaction of the Administrative Agent]

SCHEDULE 7.1
EXISTING INDEBTEDNESS (as of 3/31/10)

	Center	Description	Balance
2005	Beaumont	Capital One	$479,131
2035	Wichita	InTrust Bank	1,584,819
2093	Columbia Multi	Community First	656,774
2093	Columbia Multi	First Farmers Bank/ F&M	578,532
2140	Raleigh - 002	First Citizen’s Bank	2,033,063
2140	Raleigh - 003	First Citizen’s Bank	1,352,776
2142	Port Huron	Citizen’s First	1,838,568
2149	Templton - 002	Mission Community Bank	312,118
2151	Tacoma - 001	KeyBank	626,318
2160	West Orange	Valley National Bank	314,484
2180	Toms River	Olympus	340,389
2193	Baton Rouge	Olympus	720,897
2200	Pomona	Tygris/MarCap Corp	576,286
2211	Dayton	Fifth Third	452,613
2211	Dayton - 004	Olympus	311,349
2211	Dayton	LCNB	744,075
2211	Dayton	GE Loan	271,954
2217	Phoenix/NorthValley	Bank of Oklahoma	1,097,812
2217	Phoenix/NorthValley	Bank of Oklahoma	272,909

		SUBTOTAL	$14,564,867

SCHEDULE 7.2
EXISTING LIENS (as of 3/31/10)

	Center	Description	Balance	Liens/Collateral
2005	Beaumont	Capital One	$479,131	All assets of the LLC

2035	Wichita	InTrust Bank	1,584,819	All assets of the LLC
2093	Columbia Multi	Community First	656,774	Cash, accounts receivable and property, plant and equipment of LLC

2093	Columbia Multi	First Farmers Bank/ F&M	578,532	Cash, accounts receivable and property, plant and equipment of LLC

2140	Raleigh - 002	First Citizen’s Bank	2,033,063	All assets of the LLC
2140	Raleigh - 003	First Citizen’s Bank	1,352,776	All assets of the LLC
2142	Port Huron	Citizen’s First	1,838,568	All assets of the LLC
2149	Templton - 002	Mission Community Bank	312,118	All assets of the LLC
2151	Tacoma - 001	KeyBank	626,318	All assets of the LLC
2160	West Orange	Valley National Bank	314,484	All assets of the LLC
2180	Toms River	Olympus	340,389	Leased Equipment
2193	Baton Rouge	Olympus	720,897	Leased Equipment
2200	Pomona	Tygris/MarCap Corp	576,286	Leased Equipment
2211	Dayton	Fifth Third	452,613	All assets of the LLC
2211	Dayton - 004	Olympus	311,349	All assets of the LLC
2211	Dayton	LCNB	744,075	All assets of the LLC
2211	Dayton	GE Loan	271,954	All assets of the LLC
2217	Phoenix/North Valley	Bank of Oklahoma	1,097,812	All assets of the LLC
2217	Phoenix/North Valley	Bank of Oklahoma	272,909	All assets of the LLC
		SUBTOTAL	$14,564,867

SCHEDULE 7.4
EXISTING INVESTMENTS
1. Supplemental Executive Retirement Savings Plan in which Borrower has invested contributions into life insurance policies. As of March 31, 2010, the cash surrender value of such policies was $4,762,739.
2. All Subsidiaries set forth on Schedule 4.14.

SCHEDULE 7.8
RESTRICTIVE AGREEMENTS
The Arcadia CA Endoscopy A.S.C., L.P.
The Burbank Ophthalmology ASC, LP
The Escondido CA Endoscopy, ASC, LP
Glendale Ophthalmology ASC, L.P.
Glendora CA Endoscopy ASC, LP
Los Angeles / Inglewood Endoscopy ASC, L.P.
The La Jolla Endoscopy Center, L.P.
The Oakland CA Endoscopy ASC, L.P.
The San Luis Obispo CA Endoscopy ASC, L.P.
Valley Endoscopy Center, L.P.
The Temecula CA Endoscopy ASC, L.P.
The Endoscopy Center of South Bay, L.P.
The Crystal River Endoscopy ASC, L.P.
The Palmetto ASC, L.P.
The Suncoast Endoscopy ASC, L.P.
The Melbourne ASC, L.P.
The Miami ASC, L.P
The Ocala Endoscopy ASC, L.P.
The Northwest Florida ASC, L.P.
The Endoscopy Center of Santa Fe, L.P.
The Lorain ASC, L.P.
The Main Line PA Endoscopy ASC, L.P.
The Hillmont ASC, L.P.
The Lancaster PA Endoscopy ASC, L.P
The Pottsville PA Endoscopy ASC, L.P
The Maryville ASC
The Abilene Eye ASC, L.P.
The Abilene ASC, L.P.
The El Paso ASC, L.P.
The San Antonio TX Endoscopy ASC, L.P.
The Endoscopy Center of Washington, D.C., L.P.
The Scranton PA Endoscopy ASC, L.P.
The Naples Endoscopy ASC, L.P.